EXHIBIT 10.1

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

EXECUTION VERSION

TERM LOAN AGREEMENT

dated as of

November 12, 2014

among

AXOGEN, INC.
as Borrower,

The Subsidiary Guarantors from Time to Time Party Hereto,

The Lenders from Time to Time Party Hereto,

and

THREE PEAKS CAPITAL S.A.R.L.,
as Administrative Agent and Collateral Agent

U.S. $32,000,000

(continued)

(continued)

(continued)

(continued)

SCHEDULES AND EXHIBITS

Schedule 1	—	Commitments
Schedule 2	—	Permitted Acquisitions
Schedule 7.05(b)	—	Certain Intellectual Property
Schedule 7.05(c)	—	Material Intellectual Property
Schedule 7.06	—	Certain Litigation
Schedule 7.08	—	Taxes
Schedule 7.12	—	Information Regarding Subsidiaries
Schedule 7.13(a)	—	Existing Indebtedness of Borrower and its Subsidiaries
Schedule 7.13(b)	—	Liens Granted by the Obligors
Schedule 7.14	—	Material Agreements of Obligors
Schedule 7.15	—	Restrictive Agreements
Schedule 7.16	—	Real Property Owned or Leased by Borrower or any Subsidiary
Schedule 7.17	—	Pension Matters
Schedule 7.20	—	Special Arrangements re. Borrower’s Equity Interests
Schedule 9.05	—	Existing Investments
Schedule 9.10	—	Transactions with Affiliates
Schedule 9.14	—	Permitted Sales and Leasebacks

Exhibit A	—	Form of Guarantee Assumption Agreement
Exhibit B	—	Form of Notice of Borrowing
Exhibit C	—	Form of Term Loan Note
Exhibit D	—	Form of U.S. Tax Compliance Certificate
Exhibit E	—	Form of Compliance Certificate
Exhibit F-1	—	Form of Landlord Consent
Exhibit F-2	—	Form of Landlord Consent (300 Boone Road, Burleson, TX 76028)
Exhibit G	—	Form of Agreement

v

TERM LOAN AGREEMENT, dated as of November 12, 2014 (this “Agreement”), among AXOGEN, INC., a Minnesota corporation (“Borrower”), the Subsidiary Guarantors from time to time party hereto, the Lenders from time to time party hereto and THREE PEAKS CAPITAL S.A.R.L., A LUXEMBOURG COMPANY (“Three Peaks”), as administrative agent  and collateral agent for the Lenders (in such capacity, together with its successors and permitted assigns, “Administrative Agent”).

WITNESSETH:

Borrower has requested the Lenders to make term loans to Borrower, and the Lenders are prepared to make such loans on and subject to the terms and conditions hereof.  Accordingly, the parties agree as follows:

SECTION 1
DEFINITIONS

1.01                              Certain Defined Terms.  As used herein, the following terms have the following respective meanings:

“AC” means AxoGen Corporation, a Delaware corporation, and its successors.

“Accounting Change Notice” has the meaning set forth in Section 1.04(a).

“Act” has the meaning set forth in Section 15.17.

“Acquisition” means any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of a take-over bid, tender offer, amalgamation, merger, purchase of assets, or similar transaction having the same effect as any of the foregoing, (a) acquires any business or product or all or substantially all of the assets of any Person engaged in any business, (b) acquires control of securities of a Person engaged in a business representing more than 50% of the ordinary voting power for the election of directors or other governing body if the business affairs of such Person are managed by a board of directors or other governing body, or (c) acquires control of more than 50% of the ownership interest in any Person engaged in any business that is not managed by a board of directors or other governing body.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  For purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Agent, whether through the ability to exercise voting power, by contract or otherwise (and “Controlled” has a meaning correlative thereto).

“Agreement” has the meaning set forth in the introduction hereto.

“Asset Sale” is defined in Section 9.09.

“Asset Sale Net Proceeds” means the aggregate amount of the cash proceeds received from any Asset Sale, net of any bona fide costs incurred in connection with such Asset Sale,

plus, with respect to any non-cash proceeds of an Asset Sale, the fair market value of such non-cash proceeds as determined by the Majority Lenders, acting reasonably.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and a permitted assignee of such Lender in accordance with the terms hereof.

“Bankruptcy Code” means Title II of the United States Code entitled “Bankruptcy.”

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Obligor or Subsidiary thereof incurs or otherwise has any obligation or liability, contingent or otherwise.

“BLA” shall mean any biologics license application (or to the extent that the FDA no longer requires a biologics license application, any alternative process required by the FDA, such as a premarketing approval), and all amendments and supplements thereto, submitted to the FDA with respect to Avance® Nerve Graft.

“Borrower” has the meaning set forth in the introduction hereto.

“Borrower Facility” means (a) the premises located at 13631 Progress Boulevard,  Suite 400, Alachua Florida 32615, which are leased by AC pursuant to the Borrower Lease referenced in clause (a) of the definition thereof, and (b) the premises located at 300 Boone Road, Burleson, TX 76028, which are leased by AC pursuant to the Borrower Lease referenced in clause (b) of the definition thereof.

“Borrower Landlord” means (a) SNH Medical Office Properties Trust and (b) Ja-Cole.

“Borrower Lease” means (a) the Lease dated  February 6, 2007, as amended November 12, 2013, by and between Borrower and Borrower Landlord referenced in clause (a) of the definition thereof, and (b) the Commercial Lease, commencing October 25, 2013, as amended as of December 10, 2013, between AC and Borrower Landlord referenced in clause (b) of the definition thereof.

“Borrower Party” has the meaning set forth in Section 15.03(b).

“Borrowing” means a borrowing consisting of Loans made on the same day by the Lenders according to their respective Commitments.

“Borrowing Date” means the date of each Borrowing.

“Borrowing Notice Date” means, (i) in the case of the first Borrowing, the date hereof, and, (ii) in the case of a subsequent Borrowing, a date that is at least thirty days prior to the Borrowing Date of such Borrowing.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City and, when determined in connection with notices and determinations in respect of LIBOR or any Loan or any funding, Interest Period or payment of any Loan, that is also a day on which dealings in dollar deposits are carried on in the London interbank market.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Change of Control” means (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group of Persons acting jointly or otherwise in concert of capital stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Borrower, (b) the failure of Borrower to own directly 100% of the issued and outstanding Equity Interests in AC, (c) during any period of twelve (12) consecutive calendar months, the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower, nor (ii) appointed by directors so nominated, (d) the acquisition of Control of Borrower by any Person or group of Persons acting jointly or otherwise in concert; in each case whether as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise.  For purposes of this definition, “Control” means, in respect of a particular Person, the possession, directly or indirectly, pursuant to a written agreement, of the power to make key decisions with regard to the management of such Person.

“Claims” includes claims, demands, complaints, grievances, actions, applications, suits, causes of action, orders, charges, indictments, prosecutions, informations (brought by a public prosecutor without grand jury indictment) or other similar processes, assessments or reassessments.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means any Property in which a Lien is purported to be granted under any of the Security Documents (or all such Property, as the context may require).

“Commission” means the Securities and Exchange Commission.

“Commitment” means, with respect to each Lender, the obligation of such Lender to make Loans to Borrower in accordance with the terms and conditions of this Agreement, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Commitment”, as such Schedule may be amended from time to time.  The aggregate Commitments on the date hereof equal $32,000,000.

“Commitment Period” means the period from and including the first date on which all of the conditions precedent set forth in Section 6.01 have been satisfied (or waived by the Majority Lenders) and through and including July 29, 2016 (or such later date to which the Borrowing Date for the second Borrowing may be extended pursuant to Section 6.02(a)).

“Commodity Account” is defined in the Security Agreement.

“Common Stock” means the common stock of Borrower, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified.

“Compliance Certificate” has the meaning given to such term in Section 8.01(c).

“Confidentiality Agreement” has the meaning set forth in Section 15.16.

“Contracts” means contracts, licenses, leases, agreements, undertakings, arrangements, documents, commitments or entitlements under which a Person has, or will have, any liability or contingent liability (in each case, whether written or oral).

“Copyright” is defined in the Security Agreement.

“Default” means any Event of Default and any event that, upon the giving of notice, the lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 3.02(b).

“Deposit Account” is defined in the Security Agreement.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is a corporation, limited liability company, partnership or similar business entity incorporated, formed or organized under the laws of the United States, any State of the United States or the District of Columbia.

“Eligible Transferee” means and includes a commercial bank, an insurance company, a finance company, a financial institution, any investment fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act) that is principally in the business of managing investments or holding assets for investment purposes.

“Environmental Law” means any federal, state, provincial or local governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, and all local laws and regulations related to environmental matters and any specific agreements entered into with any competent authorities which include commitments related to environmental matters.

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, but excluding debt securities convertible or exchangeable into such equity.

“Equity Purchase” is defined in Section 14.01.

“Equivalent Amount” means, with respect to an amount denominated in one currency,

the amount in another currency that could be purchased by the amount in the first currency determined by reference to the Exchange Rate at the time of determination.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, collectively, any Obligor, Subsidiary thereof, and any Person under common control, or treated as a single employer, with any Obligor or Subsidiary thereof, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (i) a reportable event as defined in Section 4043 of ERISA with respect to a Title IV Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (ii) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Title IV Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following 30 days; (iii) a withdrawal by any Obligor or any ERISA Affiliate thereof from a Title IV Plan or the termination of any Title IV Plan resulting in liability under Sections 4063 or 4064 of ERISA; (iv) the withdrawal of any Obligor or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Obligor or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA; (v) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan; (vi) the imposition of liability on any Obligor or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the failure by any Obligor or any ERISA Affiliate thereof to make any required contribution to a Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Title IV Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Title IV Plan or the failure to make any required contribution to a Multiemployer Plan; (viii) the determination that any Title IV Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (ix) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan; (x) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate thereof; (xi) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Title IV Plan; (xii) the occurrence of a non-exempt prohibited transaction under Sections 406 or 407 of ERISA for which any Obligor or any Subsidiary thereof may be directly or indirectly liable; (xiii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person for which any Obligor or any ERISA Affiliate thereof may be directly or indirectly liable; (xiv) the occurrence of an act or omission which could give rise to the imposition on any Obligor or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (xv) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against any Obligor or any Subsidiary thereof in connection with any such plan; (xvi) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; (xvii) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any Obligor or any ERISA Affiliate thereof, in either case pursuant to Title I or IV, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code; or (xviii) the establishment or amendment by any Obligor or any Subsidiary thereof of any “welfare plan”, as such term is defined in Section 3(1) of ERISA, that provides post-employment welfare benefits in a manner that would increase the liability of any Obligor.

“Event of Default” has the meaning set forth in Section 11.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means the rate at which any currency (the “Pre-Exchange Currency”) may be exchanged into another currency (the “Post-Exchange Currency”), as set forth on such date on the relevant Reuters screen at or about 11:00 a.m. (Eastern time) on such date. In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” with respect to exchanging such Pre-Exchange Currency into such Post-Exchange Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by Borrower and the Majority Lenders or, in the absence of such agreement, such Exchange Rate shall instead be determined by the Majority Lenders by any reasonable method typically used by a recognized financial institution to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax, (b) Other Connection Taxes, (c) any Taxes imposed in connection with FATCA, (c) U.S. federal withholding Taxes that are imposed on amounts payable to a Lender, to the extent that the obligation to withhold amounts exists due to change in the corporate status or location of a Lender or any assignment by a Lender to another Lender, and (d) Taxes attributable to such Recipient’s failure to comply with Section 5.01(e).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not more onerous to comply with), any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FDA” shall mean the United States Food and Drug Administration or any successor federal agency thereto.

“Final Amount” means, without duplication, with respect to (a) the full amount of any Loan, an amount equal to 3.00% of the principal amount thereof originally advanced by the applicable Lender, and (b) any portion of any Loan, an amount equal to 3.00% of such portion.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means a Subsidiary of Borrower that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination.  Subject to Section 1.02, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 7.04(a).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any State, territory, county, city or other political subdivision of the United States.

“Gross Revenue” means, for any period of determination, the sum of the following for such period: (a) the amounts recognized as revenue in accordance with GAAP by the Obligors and their Subsidiaries and Affiliates, (b) the amounts recognized as revenue in accordance with GAAP by the Obligors and their Subsidiaries and Affiliates from a third party in connection with any marketing, royalty, manufacturing, co-promotion, co-development, equity investment, cost sharing or other strategic arrangements, and (c) any collections in respect of write-offs or allowances for bad debts in respect of items described in the preceding clauses (a) and (b).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit A entered into by an entity that, pursuant to Section 8.12(a), is required to become a “Subsidiary Guarantor.”

“Guaranteed Obligations” has the meaning set forth in Section 13.01.

“Hazardous Material” means any substance, element, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or obligations of such Person with respect to deposits or advances of any kind by third parties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) obligations under any Hedging Agreement, currency swaps, forwards, futures or derivatives transactions, (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (l) all obligations of such Person, under license or other agreements containing a guaranteed minimum payment (including without limitation through a guaranteed minimum purchase) by such Person in excess of $500,000 in the aggregate, or that provide for advances to such Person in amounts exceeding $500,000, for the amounts of such guaranteed minimum payments or such advances, and (m) all other obligations required to be classified as indebtedness of such Person under GAAP. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity.

“Indemnified Party” has the meaning set forth in Section 15.03(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Lender” means Three Peaks Capital S.a.r.l., a Luxembourg company, and its successors.

“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all Patents, Trademarks, Copyright, and Technical Information, whether registered or not, domestic and foreign.  Intellectual Property shall include all:

(a)                                 applications or registrations relating to such Intellectual Property;

(b)                                 rights and privileges arising under applicable Laws with respect to such Intellectual Property;

(c)                                  rights to sue for past, present or future infringements of such Intellectual Property; and

(d)                                 rights of the same or similar effect or nature in any jurisdiction corresponding to such Intellectual Property throughout the world.

“Interest-Only Period” means, for each Borrowing, the period from and including the Borrowing Date thereof and through and including the twenty-third (23rd) Payment Date following such Borrowing Date.

“Interest Period” means, with respect to each Borrowing, (i) initially, the period commencing on and including the Borrowing Date thereof and ending on and excluding the next Payment Date, and, (ii) thereafter, each period beginning on and including the last day of the immediately preceding Interest Period and ending on and excluding the next succeeding Payment Date.

“Invention” means any novel, inventive and useful art, apparatus, method, process, machine (including article or device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, method, process, machine (including article or device), manufacture or composition of matter.

“Investment” means, for any Person:  (a) the acquisition (whether for cash, property,

services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

“IRS” means the U.S. Internal Revenue Service or any successor agency, and to the extent relevant, the U.S. Department of the Treasury.

“Landlord Consent” means, with respect to the Borrower Landlord referred to in clause (b) of that definition, the landlord consent in the form of Exhibit F-2 and, in the case of any other landlord, a landlord consent in a form not materially different than the form of Exhibit F-1.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means the Initial Lender, together with its successors and each permitted assignee of a Lender pursuant to Section 15.05(b) and “Lender” means any one of them.

“LIBOR” means with respect to any Interest Period for any Borrowing, the greater of:

(i)                                     the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

LIBOR =	Base LIBOR
1.00 - Eurocurrency Reserve Requirements

and

(ii)                                  1.00% per annum,

Where “Base LIBOR” means, with respect to any Interest Period for any Borrowing, the rate for deposits in Dollars for the applicable Interest Period quoted by the Wall Street Journal (at http://online.wsj.com/mdc/public/page/2_3020-libor.html or on any successor page) at 11:00 a.m. (New York time) on the date that is two Business Days prior to the first day of such Interest Period.  In the event that such rate does not appear on such page (or otherwise on the Wall Street Journal website or print edition) at such time, the Base LIBOR shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposit in Dollars in the London interbank market as may be selected by Administrative Agent and Borrower and, in the absence of availability, such other method, typically used by a recognized financial institution, to determine such offered rate as selected by Administrative Agent; and

“Eurocurrency Reserve Requirements” for any day, means the aggregate (without duplication) of the maximum rates (expressed as a fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Lien” means any mortgage, lien, pledge, charge or other security interest, or any lease, title retention agreement, mortgage, restriction, easement, right-of-way, option or adverse claim (of ownership or possession) or other encumbrance of any kind or character whatsoever or any preferential arrangement that has the practical effect of creating a security interest.

“Liquidity” means the balance of unencumbered (a) cash and (b) Permitted Cash Equivalent Investments described in clauses (a), (d) and, solely to the extent related to investments described in such clauses (a) and (d), (e), of the definition thereof (which for greater certainty shall not include any undrawn credit lines), in each case, to the extent held in an account over which Administrative Agent, for the benefit of the Secured Parties, has a first priority perfected security interest.

“Loan” means each loan advanced by a Lender pursuant to Section 2.01.  For purposes of clarification, any calculation of the aggregate outstanding principal amount of Loans on any date of determination shall include both the aggregate principal amount of loans advanced pursuant to Section 2.01 and not yet repaid on or prior to such date of determination.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, the Revenue Interest Agreement, and any subordination agreement, intercreditor agreement or other present or future document, instrument, agreement or certificate delivered to Administrative Agent or any Lender in connection with or pursuant to this Agreement or any of the other Loan Documents.

“Loss” means judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel, and all costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim.

“Make-Whole Amount” means, as of any date of determination:

(a)                                 on or prior to the first anniversary of the applicable Borrowing Date, an amount equal to the sum of (i) 120.00% of the aggregate outstanding principal amount of the Loans (or portion thereof) being repaid or prepaid on such date, plus (ii) the aggregate Final Amounts of the Loans (or portion thereof) being repaid or prepaid on such date;

(b)                                 after the first anniversary of the applicable Borrowing Date, and on or prior to the second anniversary of the applicable Borrowing Date, an amount equal to the sum of (i) 135.00% of the aggregate outstanding principal amount of the Loans (or portion thereof) being repaid or prepaid on such date, plus (ii) the aggregate Final Amounts of the Loans (or portion thereof) being repaid or prepaid on such date;

(c)                                  after the second anniversary of the applicable Borrowing Date, and on or prior to the third anniversary of the applicable Borrowing Date, an amount equal to the sum of (i) 150.00% of the aggregate outstanding principal amount of the Loans (or portion thereof) being repaid or prepaid on such date, plus (ii) the aggregate Final Amounts of the Loans (or portion thereof) being repaid or prepaid on such date;

(d)                                 after the third anniversary of the applicable Borrowing Date, the sum of (i) an amount (if greater than zero) that would generate an internal rate of return (calculated from such Borrowing Date until the date on which the Make-Whole Amount is paid utilizing the same methodology utilized by the XIRR function in Microsoft Excel) to each Lender equal to 16.25% on the aggregate outstanding principal amount of such Lender’s Loans plus (ii) the aggregate Final Amounts of the Loans (or portion thereof) being repaid or prepaid on such date;

minus, in the case of each of the foregoing clauses (a) through (d), the Payment Percentage (as defined below) of the sum of (i) all regularly scheduled interest paid hereunder prior to such date, plus (ii) all Revenue Interest Amounts received by such Lender prior to such date; provided that, once any amount has been so subtracted for purposes of any prepayment, such amount will not be subtracted again in connection with any other calculation of the Make-Whole Amount.  “Payment Percentage” means, as of any date of determination, the quotient of (x) the aggregate outstanding principal amount of the Loans (or portion thereof) being repaid or prepaid on such date, divided by (y) the aggregate principal amount of all Loans outstanding on such date before giving effect to such repayment or prepayment; provided that, if such date of determination is after the Maturity Date and all principal of all Loans previously has been repaid in full, and the Make Whole Amount is being calculated solely for purposes of the Revenue Interest Agreement, the Payment Percentage shall equal 100% (subject to the proviso to the foregoing sentence).

To determine the applicable Borrowing Date and the amount of time that has passed since the applicable Borrowing Date, for the purposes of the foregoing:

(i)                                     if, as of such date of determination, Borrower shall have made only one Borrowing, the amount of time passed since the applicable Borrowing Date shall be the amount of time that has passed since the initial Borrowing Date;

(ii)                                  if, as of such date of determination, Borrower shall have made more than one Borrowing, then the Make-Whole Amount shall equal the sum of multiple Make-

Whole Amounts calculated with respect to the Loans of each Borrowing, each of which Make-Whole Amounts shall be calculated based on solely the aggregate outstanding principal amount of the Loans borrowed in such Borrowing, with the amount of time passed equaling the amount of time that has passed since the actual Borrowing Date of such Borrowing; and

(iii)                               if, as of such date of determination, all Loans have been repaid in full (together with the related Final Amounts) and all Commitments terminated, and the Make-Whole Amount is being calculated solely for purposes of the Revenue Interest Agreement, the Make-Whole Amount shall be calculated pursuant to the foregoing clause (d).

“Majority Lenders” means, at any time, Lenders having at such time in excess of 50% of the aggregate Commitments (or, if such Commitments are terminated, the outstanding principal amount of the Loans) then in effect.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X.

“Material Adverse Change” and “Material Adverse Effect” mean a material adverse change in or effect on (i) the business, condition (financial or otherwise), operations, performance, Property or prospects of Borrower and its Subsidiaries taken as a whole, (ii) the ability of any Obligor to perform its obligations under the Loan Documents, or (iii) the legality, validity, binding effect or enforceability of the Loan Documents or the rights and remedies of Administrative Agent or the Lenders under any of the Loan Documents; provided that, without limitation of the foregoing and for purposes of clarification only, each of the following shall be deemed to constitute a Material Adverse Change or have a Material Adverse Effect: (a) any instruction by the FDA that any Obligor cease or suspend manufacture, marketing or sale of, or withdraw from the market any material quantity of any Product, (b) any voluntary withdrawal from the market of any material quantity of any Product, where (1) the resulting Lost Revenue (as defined below) would be material relative to the Borrower’s and its Subsidiaries’ trailing twelve month revenue as of the end of the month preceding such voluntary withdrawal (where “Lost Revenue” means (x) the quantity so withdrawn multiplied by (y) the price at which such Product was selling at the time of its manufacture), or (2) the total cost of such voluntary withdrawal would be material relative to the Borrower’s and its Subsidiaries then-current cash position, (c) any Class I recall as defined in 21 CFR § 7.3 by any Obligor of any Product that is a recall of all such Product in the market irrespective of the lot or date of production of such Product, (d) any material supply disruption lasting more than three months with respect to any Product that would result in a material adverse change on the Net Revenue, (e) any written notice indicating that the FDA has rejected the BLA or otherwise discontinued exercising enforcement discretion prior to approval of the BLA and (f) determination that the primary endpoints as set forth in the special protocol assessment dated August 9, 2011, have not been met in the RECON study.

“Material Agreements” means (A) the agreements which are listed in Schedule 7.14 (as updated by Borrower from time to time in accordance with Section 7.21 to list all such agreements that meet the description set forth in clause (B) of this definition) and (B) all other agreements held by the Obligors from time to time, the absence or termination of any of which would reasonably be expected to result in a Material Adverse Effect; provided, however, that “Material Agreements” exclude all: (i) licenses implied by the sale of a product; and (ii) paid-up licenses for commonly available software programs under which an Obligor is the licensee.  “Material Agreement” means any one such agreement.

“Material Indebtedness” means, at any time, any Indebtedness of any Obligor, the outstanding principal amount of which, individually or in the aggregate, exceeds $250,000 (or the Equivalent Amount in other currencies).

“Material Intellectual Property” means, the Obligor Intellectual Property described in Schedule 7.05(c) and any other Obligor Intellectual Property after the date hereof the loss of which could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means, with respect to each Borrowing, the earlier to occur of (i) the date that is six years after the Borrowing Date therefor, and (ii) the date on which the Loans are accelerated pursuant to Section 11.02.

“Maximum Rate” has the meaning set forth in Section 15.18.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Net Revenue” shall mean, for any period of determination, the difference of:

(a)                                 Gross Revenue for such period, minus

(b)                                 to the extent included in Gross Revenue for such period pursuant to clause (a) or (b) of the definition thereof, the sum of:

(i)                                     cash, trade discounts and rebates actually granted or paid third parties in accordance with customary industry standards, consistent with Obligors’ practices on the date hereof,

(ii)                                  allowances and adjustments actually credited to customers for product that is spoiled, damaged, outdated, obsolete, returned or otherwise recalled, but only if and to the extent the same are in accordance with sound business practices and not in excess of customary industry standards, consistent with Obligors’ practices on the date hereof,

(iii)                               insurance charges, to the extent invoiced,

(iv)                              taxes, duties or other governmental charges to the extent invoiced,

(v)                                 write-offs or allowances for bad debts, consistent with Obligors’ practices on the date hereof,

(vi)                              rebates and chargebacks and other price reduction programs granted to managed care entities, Governmental Authorities, group purchasing organizations or pharmaceutical benefit management companies,

(vii)                           payments required by Law to be made by any Obligor or Subsidiary or Affiliate thereof back to Medicaid, Medicare or any other government special medical assistance programs, which payments are in the nature of a refund of Gross Revenue received from such government payer;

provided that in no event shall there be deducted pursuant to this clause (b) any amounts in respect of Gross Revenue received in any period prior to the date hereof.

Net Revenue shall be determined in accordance with GAAP as applied by the Borrower and its Subsidiaries on the date hereof.

“Note” means a promissory note executed and delivered by Borrower to Administrative Agent in accordance with Section 2.03.

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Oberland” is defined in Section 15.05(b).

“Obligations” means, with respect to any Obligor, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Obligor to any Lender, any other indemnitee hereunder or any participant, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) if such Obligor is Borrower, all Loans and the Final Amounts thereof, and, without duplication, any Make-Whole Amount, (ii) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Loan Document.

“Obligor Intellectual Property” means Intellectual Property owned by or licensed (or sublicensed) to any of the Obligors.

“Obligors” means, collectively, Borrower and the Subsidiary Guarantors and their respective successors and permitted assigns.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.01(g)).

“Participant” has the meaning set forth in Section 15.05(e).

“Patents” is defined in the Security Agreement.

“Payment Date” means each March 31, June 30, September 30, December 31 and the Maturity Date, commencing on the first such date to occur following the first Borrowing Date; provided that, if any such date shall occur on a day that is not a Business Day, the applicable Payment Date shall be the next preceding Business Day.

“PBGC” means the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“PDL” has the meaning set forth in Section 14.04.

“PDL Agreement” has the meaning set forth in Schedule 7.13(a).

“Per Share Purchase Price” means $2.58.

“Permitted Acquisition” means any acquisition by Borrower or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided that:

(a)                                 immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b)                                 all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Laws and in conformity with all applicable Governmental Approvals;

(c)                                  in the case of the acquisition of all of the Equity Interests of such Person, all of the Equity Interests (except for any such securities in the nature of directors’ qualifying shares required pursuant to applicable Law) acquired, or otherwise issued by such Person or any newly formed Subsidiary of Borrower in connection with such acquisition, shall be owned 100% by an Obligor or any other Subsidiary, and Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Section 8.12, if applicable;

(d)                                 such Person (in the case of an acquisition of Equity Interests) or assets (in the case of an acquisition of assets or a division) (i) shall be engaged or used, as the case may be, in the same business or lines of business in which Borrower and/or its

Subsidiaries are engaged or (ii) shall have a similar customer base as Borrower and/or its Subsidiaries;

(e)                                  on a pro forma basis after giving effect to such acquisition, Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 10; and

(f)                                   either:

(i) (A) Borrower and its Subsidiaries have not consummated any other acquisition within the past 18 months [***], (B) Borrower shall have provided to Administrative Agent projected financial statements of the acquired business for the twelve month period following the date of such acquisition, which financial statements are in form and substance reasonably satisfactory to Majority Lenders, (C) the sum of (x) all acquisition consideration, plus (y) all expenses and investments (including without limitation transition costs and development costs) anticipated to be made in connection with such acquisition, in each case, by Borrower or any Subsidiary thereof through the date on which EBITDA of such acquired business on a standalone basis is projected to be positive (such sum, the “Aggregate Expenses”), does not exceed $750,000, as demonstrated by calculations, in form and substance reasonably satisfactory to Majority Lenders, provided by Borrower to Lenders prior to such acquisition, and (D) Obligors shall maintain Liquidity in an amount equal to at least $5,000,000 (after deducting all Aggregate Expenses) on and after the date of such acquisition; or

(ii)                                  Obligors shall maintain Liquidity in an amount equal to at least $25,000,000 (after deducting all Aggregate Expenses) on and after the date of such acquisition; or

(iii)                               [***]; provided that the sum of all acquisition consideration (including without limitation amounts spent in connection with achieving milestones), all development, marketing, and sales and training costs (excluding commissions, warranties and royalties) spent in connection therewith, and all costs for purchases of related product for inventory prior to the first sale, through December 31, 2016, does not exceed $750,000.

“Permitted Cash Equivalent Investments” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than two (2) years from the date of acquisition, (b) time deposits and certificates of deposit of any commercial bank, or Person that is the principal banking subsidiary of a bank holding company organized under the laws of the United States or any State thereof or the District of Columbia, having capital, surplus and undivided profits aggregating in excess of $500,000,000, having maturities of not more than two (2) years from the date of acquisition by such Person, (c) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in the foregoing clause (a) entered into with any bank meeting the qualifications specified in the foregoing clause (b), (d) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either

Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc. or (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in the foregoing clauses (a) through (d).

“Permitted Indebtedness” means any Indebtedness permitted under Section 9.01.

“Permitted Liens” means any Liens permitted under Section 9.02.

“Permitted Priority Liens” means (i) Liens permitted under Section 9.02(c), (d), (e), (f) or (i), and (ii) Liens permitted under Section 9.02(b) provided that such Liens are also of the type described in Section 9.02(c), (d), (e), (f) or (i).

“Permitted Refinancing” means, with respect to any Indebtedness, any extensions, renewals and replacements of such Indebtedness; provided that such extension, renewal or replacement (i) shall not increase the outstanding principal amount of such Indebtedness, (ii) contains terms relating to outstanding principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole no less favorable in any material respect to Borrower and its Subsidiaries or the Secured Parties than the terms of any agreement or instrument governing such existing Indebtedness, (iii) shall have an applicable interest rate which does not exceed the rate of interest of the Indebtedness being replaced, and (iv) shall not contain any new requirement to grant any lien, security or guarantee that was not an existing requirement of such Indebtedness.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Product” means Avance® Nerve Graft, AxoGuard® Nerve Connector, AxoGuard® Nerve Protector, and each of their respective follow-ons, replacements and successors.

“Property” of any Person means any property or assets, or interest therein, of such Person.

“Proportionate Share” means, with respect to any Lender, the percentage obtained by dividing (a) the sum of the Commitment (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of such Lender then in effect by (b) the sum of the Commitments (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of all Lenders then in effect.

“Prospectus” has the meaning set forth in Section 7.20.

“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA)

other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was ever obligated to make, contributions, and (ii) that is intended to be tax qualified under Section 401(a) of the Code.

“Real Property Security Documents” means the Landlord Consent and any mortgage or deed of trust or any other real property security document executed or required hereunder to be executed by any Obligor and granting a security interest in real Property owned or leased (as tenant) by any Obligor in favor of Administrative Agent for the benefit of the Secured Parties.

“Recipient” means any Lender or any other recipient of any payment to be made by or on account of any Obligation.

“Redemption Price” has the meaning set forth in Section 3.03(a).

“Register” has the meaning set forth in Section 15.05(d).

“Registration Statement” has the meaning set forth in Section 7.20.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as amended.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended.

“Regulatory Approvals” means any registrations, licenses, authorizations, permits, consents or approvals issued by any Governmental Authority and applications or submissions related to any of the foregoing, including without limitation the Transition Plan.

“Requirement of Law” means, as to any Person, any statute, law, treaty, rule or regulation or determination, order, injunction or judgment of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Properties or revenues.

“Responsible Officer” of any Person means each of the president, chief executive officer, chief financial officer and general counsel of such Person.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such shares of capital stock of Borrower or any of its Subsidiaries.

“Restrictive Agreement” has the meaning set forth in Section 7.15.

“Revenue Interest Agreement” means the Revenue Interest Agreement, dated as of the date hereof, among Borrower, the Subsidiary Guarantors and Administrative Agent, for the benefit of the Lenders, providing for payments to the Lenders based upon Borrower’s consolidated net revenues.

“Revenue Interest Amount” has the meaning set forth in the Revenue Interest Agreement.

“Secured Parties” means Lenders, Administrative Agent, each other Indemnified Party and any other holder of any Obligation.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the date hereof, among the Obligors and Administrative Agent, granting a security interest in the Obligors’ personal Property in favor of Administrative Agent, for the benefit of the Secured Parties.

“Security Documents” means, collectively, the Security Agreement, each Short-Form IP Security Agreement, each Real Property Security Document, and each other security document, control agreement or financing statement required or recommended to perfect Liens in favor of the Secured Parties.

“Securities Account” has the meaning set forth in the Security Agreement.

“Shares” means the shares of Common Stock issued or issuable to the Lenders pursuant to Section 14.01.

“Short-Form IP Security Agreements” means short-form copyright, patent or trademark (as the case may be) security agreements, dated as of the date hereof, entered into by one or more Obligors in favor of Administrative Agent, for the benefit of the Secured Parties, each in form and substance satisfactory to the Majority Lenders (and as amended, modified or replaced from time to time).

“[***]”.

“Solvent” means, with respect to any Person at any time, that (a) the present fair saleable value of the Property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, and (c) such Person has not incurred and does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature.

“Subscription Amount” means an aggregate amount of $3,550,000.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  For purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Agent, whether through the ability to exercise voting power, by contract or otherwise (and “Controlled” has a meaning correlative thereto).

“Subsidiary Guarantors” means each of the Subsidiaries of Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and each Subsidiary of Borrower that becomes, or is required to become, a “Subsidiary Guarantor” after the date hereof pursuant to Section 8.12(a) or (b).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technical Information” means all trade secrets and other proprietary or confidential information, public information, non-proprietary know-how, any information of a scientific, technical, or business nature in any form or medium, standards and specifications, conceptions, ideas, innovations, discoveries, Invention disclosures, all documented research, developmental, demonstration or engineering work and all other information, data, plans, specifications, reports, summaries, experimental data, manuals, models, samples, know-how, technical information, systems, methodologies, computer programs, information technology and any other information.

“Title IV Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Trademarks” is defined in the Security Agreement.

“Transactions” means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party, and the Borrowings (and the use of the proceeds of the Loans), and the consummation of the Equity Purchase.

“Transfer Agent” means Wells Fargo Shareowner Services, the current transfer agent of Borrower, and any successor transfer agent of Borrower.

“Transition Plan” has the meaning set forth in Section 7.19(c).

“U.S. Person” means a “United States Person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.01(e)(ii)(B)(3).

“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

1.02                              Accounting Terms and Principles.  All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.  All components of financial calculations made to determine compliance with this Agreement, including Section 10, shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Acquisition consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by Borrower based on assumptions expressed therein and that were reasonable based on the information available to Borrower at the time of preparation of the Compliance Certificate setting forth such calculations.

1.03                              Interpretation.  For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, (a) the terms defined in this Agreement include the plural as well as the singular and vice versa; (b) words importing gender include all genders; (c) any reference to a Section, Annex, Schedule or Exhibit refers to a Section of, or Annex, Schedule or Exhibit to, this Agreement; (d) any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Annex, Schedule, Exhibit or any other subdivision; (e) references to days, months and years refer to calendar days, months and years, respectively; (f) all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”; (g) the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”; and (h) accounting terms not specifically defined herein shall be construed in accordance with GAAP.  Unless otherwise expressly provided herein, references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto permitted by the Loan Documents.

1.04                              Changes to GAAP.  If, after the date hereof, any change occurs in GAAP or in the application thereof and such change would cause any amount required to be determined for the purposes of the covenants to be maintained or calculated pursuant to Section 8, 9 or 10 to be materially different than the amount that would be determined prior to such change, then:

(a)                                 Borrower will provide a detailed notice of such change (an “Accounting Change Notice”) to Administrative Agent within 30 days of such change;

(b)                                 either Borrower or the Majority Lenders may indicate within 90 days following the date of the Accounting Change Notice that they wish to revise the method of calculating such financial covenants or amend any such amount, in which case the parties will in good faith attempt to agree upon a revised method for calculating the financial covenants;

(c)                                  until Borrower and the Majority Lenders have reached agreement on such revisions, (i) such financial covenants or amounts will be determined without giving effect to such change and (ii) all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP;

(d)                                 if no party elects to revise the method of calculating the financial covenants or amounts, then the financial covenants or amounts will not be revised and will be determined in accordance with GAAP without giving effect to such change; and

(e)                                  any Event of Default arising as a result of such change which is cured by operation of this Section 1.04 shall be deemed to be of no effect ab initio.

SECTION 2
THE COMMITMENT

2.01                              Commitments.  Each Lender agrees severally, on and subject to the terms and conditions of this Agreement (including Section 6), to make up to two term loans to Borrower, each on a Business Day during the Commitment Period in Dollars in an aggregate principal amount for such Lender not to exceed such Lender’s Commitment; provided, however, that at no time shall any Lender be obligated to make a Loan in excess of such Lender’s Proportionate Share of the amount by which the then effective Commitments exceed the aggregate principal amount of Loans outstanding at such time.  Amounts of Loans repaid may not be reborrowed.

2.02                              Borrowing Procedures.  Subject to the terms and conditions of this Agreement (including Section 6), each Borrowing shall be made on written notice in the form of Exhibit B given by Borrower to Administrative Agent not later than 11:00 a.m. (Eastern time) on the Borrowing Notice Date (a “Notice of Borrowing”).

2.03                              Notes.  If requested by any Lender, the Loans of such Lender shall be evidenced by one or more promissory notes (each a “Note”).  Borrower shall prepare, execute and deliver to Administrative Agent such promissory note(s) payable to the Lenders (or, if requested by the Lenders, to the Lenders and their registered assigns) and in the form attached hereto as Exhibit C.  Thereafter, the Loans and interest thereon shall at all times (including after assignment pursuant to Section 15.05) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

2.04                              Use of Proceeds.  Borrower shall use the proceeds of the Loans for general working capital purposes and corporate purposes (including without limitation to repay existing Indebtedness) and to pay fees, costs and expenses incurred in connection with the Transactions.

SECTION 3
PAYMENTS OF PRINCIPAL AND INTEREST

3.01                              Repayment.

(a)                                 Repayment.  During the Interest-Only Period for each Borrowing, no payments of principal of the Loans of such Borrowing shall be due.  Borrower agrees to repay to the Lenders the outstanding principal amount of the Loans of each Borrowing, on the first Payment Date occurring after the Interest-Only Period for such Borrowing.

(b)                                 Application.  Any optional or mandatory prepayment of the Loans shall be applied to the installments thereof under Section 3.01(a) in the inverse order of maturity.  To the extent not previously paid, the principal amount of the Loans, plus the Final Amounts thereof, together with all other outstanding Obligations, shall be due and payable on the Maturity Date.

3.02                              Interest.

(a)                                 Interest Generally.  Borrower agrees to pay to the Lenders interest on the unpaid principal amount of the Loans and the amount of all other outstanding Obligations, in the case of the Loans, for the period from the applicable Borrowing Date, and in the case of any other Obligation, from the date such other Obligation is due and payable, in each case, until paid in full, at a rate per annum equal to the sum of LIBOR and 9.00%.

(b)                                 Default Interest.  Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, the interest payable pursuant to Section 3.02(a) shall increase automatically by 4.00% per annum (such aggregate increased rate, the “Default Rate”).  Notwithstanding any other provision herein), if interest is required to be paid at the Default Rate, it shall be paid entirely in cash.  If any Obligation is not paid when due under the applicable Loan Document, the amount thereof shall accrue interest at a rate equal to 4.00% per annum (without duplication of interest payable at the Default Rate).

(c)                                  Interest Payment Dates.  Accrued interest on the Loans shall be payable in arrears on each Payment Date with respect to the most recently completed Interest Period in cash, and upon the payment or prepayment of the Loans (on the principal amount being so paid or prepaid); provided that interest payable at the Default Rate shall be payable from time to time at any time on demand by Administrative Agent.

3.03                              Prepayments.

(a)                                 Optional Prepayments.  Borrower shall have the right optionally to prepay the Loans, in whole or in part (and solely in minimum principal increments of $5,000,000), on any Business Day for an amount equal to the sum of (i) the Make-Whole Amount as of such date, (ii) without duplication of the Make-Whole Amount, the aggregate principal amount of the Loans (or any portion thereof) being repaid or prepaid on such date and the Final Amounts of such Loans (or portion thereof), (iii) any accrued but then unpaid interest thereon and (iv) any fees then due and owing (such aggregate amount, the “Redemption Price”).

(b)                                 Mandatory Prepayments.

(i)                                     Asset Sales.  In the event of any contemplated Asset Sale, or series of Asset Sales, of all or a majority of any Obligor’s assets, Borrower shall provide 30 days’ prior written notice of such Asset Sale to Administrative Agent and, if within such notice period Administrative Agent advises Borrower that Majority Lenders require a prepayment pursuant to this Section 3.03(b)(i), Borrower shall apply the related Asset Sale Net Proceeds to pay the Redemption Price with respect to such amount of principal of the Loans as can be prepaid at the Redemption Price therefor with cash in an amount equal to such Asset Sale Net Proceeds, credited in the following order:

(A)                               first, in reduction of Borrower’s obligation to pay any unpaid interest and any fees then due and owing;

(B)                               second, in reduction of Borrower’s obligation to pay any Claims or Losses referred to in Section 15.03 then due and owing;

(C)                               third, in reduction of Borrower’s obligation to pay any amounts due and owing on account of the unpaid principal amount of the Loans;

(D)                               fourth, in reduction of any other Obligation then due and owing; and

(E)                                fifth, to Borrower or such other Persons as may lawfully be entitled to or directed by Borrower to receive the remainder.

(ii)                                  Change of Control.  In the event of any Change of Control, Borrower shall provide 30 days’ prior written notice of such Change of Control to Administrative Agent and, if within 10 days of receipt of such notice Administrative Agent notifies Borrower in writing that Majority Lenders require a prepayment pursuant to this Section 3.03(b)(ii), Borrower shall prepay the Loans, on the date of such Change of Control, by paying the Redemption Price.

(iii)                               Material Adverse Change.  In the event of any Material Adverse Change, Administrative Agent may notify Borrower in writing that Majority Lenders require a prepayment pursuant to this Section 3.03(b)(iii), in which case, Borrower shall prepay the Loans by paying the Redemption Price.

SECTION 4
PAYMENTS, ETC.

4.01                              Payments.

(a)                                 Payments Generally.  Each payment of principal, interest and other amounts to be made by the Obligors under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to an account to be designated by Administrative Agent by notice to Borrower, not later than 4:00 p.m. (Eastern time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

(b)                                 Application of Payments.  Each Obligor shall, at the time of making each payment under this Agreement or any other Loan Document, specify to Administrative Agent the amounts payable by such Obligor hereunder to which such payment is to be applied (and in the event that Obligors fail to so specify, or if an Event of Default has occurred and is continuing, the Lenders may apply such payment in the manner they determine to be appropriate).

(c)                                  Non-Business Days.  If the due date of any payment under this Agreement (other than of principal of or interest on the Loans) would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

4.02                              Computations.  All computations of interest and fees hereunder shall be computed on the basis of a year of 360 days and actual days elapsed during the period for which payable.

4.03                              Notices.  Each notice of optional prepayment shall be effective only if received by Administrative Agent not later than 4:00 p.m. (Eastern time) on the date one Business Day prior to the date of prepayment.  Each notice of optional prepayment shall specify the amount to be prepaid and the date of prepayment.

4.04                              Set-Off.

(a)                                 Set-Off Generally.  Upon the occurrence and during the continuance of any Event of Default, each of Administrative Agent, each Lender and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Administrative Agent, any Lender and any of their Affiliates to or for the credit or the account of any Obligor against any and all of the Obligations, whether or not such Person shall have made any demand and although such obligations may be unmatured.  Administrative Agent and each Lender agree promptly to notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of Administrative Agent, each Lender and each of their Affiliates under this Section 4.04 are in addition to other rights and remedies (including other rights of set-off) that such Persons may have.

(b)                                 Exercise of Rights Not Required.  Nothing contained herein shall require Administrative Agent, any Lender and any of their Affiliates to exercise any such right or shall affect the right of such Persons to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor.

SECTION 5
YIELD PROTECTION, ETC.

5.01                              Taxes.

(a)                                 Payments Free of Taxes.  Any and all payments by or on account of any Obligation shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment by an Obligor, then such Obligor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by such Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of each Lender, timely reimburse it for, Other Taxes.

(c)                                  Evidence of Payments.  As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 5, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment.

(d)                                 Indemnification.  Borrower shall reimburse and indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Borrower by a Lender shall be conclusive absent manifest error.

(e)                                  Status of Lenders.

(i)                                     Any Lender that is entitled to an exemption from, or reduction of withholding Tax with respect to payments made under any Loan Document shall timely deliver to Borrower such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that, other than in the case of U.S. Federal withholding Taxes, such Lender has received written notice from Borrower advising it of the availability of such exemption or reduction and containing all applicable documentation.  In addition, any Lender shall deliver such other documentation prescribed by applicable law as reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.01(e)(ii)(A), (B), (C) or (D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person:

(A)                               any Lender that is a U.S. Person shall deliver to Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed originals of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed originals of IRS Form W-8ECI (or successor form);

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or successor form); or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI (or successor form), IRS Form W-8BEN (or successor form), a U.S. Tax Compliance Certificate, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; and

(D)                               any Foreign Lender shall deliver to Borrower any forms and information necessary to establish that such Foreign Lender is not subject to withholding tax under FATCA.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

(f)                                   Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5 (including by the payment of additional amounts pursuant to this Section 5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 5.01(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.01(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 5.01(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)                                  Mitigation Obligations.  If Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to this Section 5.01, then such Lender shall (at the request of Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the sole reasonable judgment of such Lender, such designation or assignment and delegation would (i) eliminate or reduce amounts payable pursuant to this Section 5.01, as the case may be, in the future, (ii) not subject such Lender to any unreimbursed cost or expense and (iii) not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(h)                                 Contest.  Except as set forth in Section 12.08(b), Borrower may (but shall not be obligated to) challenge, without interference from any Lender or Administrative Agent, (at the Borrower’s expense) any Tax for which a payment has been made under this Section 5.01, in any appropriate legal or administrative forum.

SECTION 6
CONDITIONS PRECEDENT

6.01                              Conditions to the First Borrowing.  The obligation of each Lender to make a Loan as part of the first Borrowing shall not become effective until the following conditions precedent shall have been satisfied or waived in writing by the Majority Lenders:

(a)                                 Amount of First Borrowing.  The amount of such Borrowing shall equal $25,000,000.

(b)                                 Other Conditions.  Such other conditions as the Majority Lenders shall, in their sole discretion, require.

6.02                              Conditions to Subsequent Borrowing.  The obligation of each Lender to make a Loan as part of a subsequent Borrowing is subject to the following conditions precedent:

(a)                                 Borrowing Date.  Such Borrowing shall occur between April 1, 2016 and June 29, 2016; provided that, if an audit is conducted pursuant to Section 6.02(d) but is not concluded by June 29, 2016, such Borrowing Date may occur up to five Business Days after conclusion of such audit (if Borrower and its Subsidiaries and Affiliates have cooperated as required by Section 6.02(d) and such audit confirms satisfaction of the condition set forth in Section 6.02(c)).

(b)                                 Amount of Borrowing.  The amount of such Borrowing shall equal $7,000,000.

(c)                                  Borrowing Milestone.  The amount of Net Revenue, over the period between September 30, 2015 and March 31, 2016, equals or exceeds $[***].

(d)                                 Notice of Milestone Achievement and Audit.  Borrower shall have delivered to Administrative Agent a notice certifying satisfaction of the condition set forth in Section 6.02(c) no later than 45 days thereafter.  If Administrative Agent notifies Borrower, within five Business Days of receipt of such notice, that Lenders intend to conduct an audit of Net Revenue to confirm satisfaction of such condition, Majority Lenders may appoint a regionally or nationally recognized independent accounting firm of good standing, to conduct such audit (at Borrower’s sole expense).  Borrower will, and will cause its Subsidiaries and Affiliates to, use their best efforts to cooperate with such auditors in performing such audit, including without limitation by permitting such auditors to examine and make extracts from its books and records, and to discuss its finances with its officers and independent accountants.   The results of such an audit will be conclusive absent manifest error.

(e)                                  Notice of Borrowing.  A Notice of Borrowing shall have been received no later than 60 days after satisfaction of the condition set forth in Section 6.02(c).

6.03                              Conditions to Each Borrowing.  The obligation of each Lender to make a Loan as part of any Borrowing (including the first Borrowing) is also subject to satisfaction of the following further conditions precedent on the applicable Borrowing Date:

(a)                                 Commitment Period.  Such Borrowing Date shall occur during the Commitment Period.

(b)                                 No Default; Representations and Warranties.  Both immediately prior to the making of such Loan and after giving effect thereto and to the intended use thereof:

(i)                                     no Default shall have occurred and be continuing; and

(ii)                                  the representations and warranties made by Borrower in Section 7 shall be true on and as of the Borrowing Date, and immediately after giving effect to the application of the proceeds of the Borrowing, with the same force and effect as if made on and as of such date (except that the representation regarding representations and warranties that refer to a specific earlier date shall be that they were true on such earlier date).

(c)                                  Notice of Borrowing.  Administrative Agent shall have received a Notice of Borrowing as and when required pursuant to Section 2.02.

Each Borrowing shall constitute a certification by Borrower to the effect that the conditions set forth in this Section 6.03 have been fulfilled as of the applicable Borrowing Date.

SECTION 7
REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Administrative Agent and the Lenders that:

7.01                              Power and Authority.  Each of Borrower and its Subsidiaries (a) is a duly organized and validly existing under the laws of its jurisdiction of organization, (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted except to the extent that failure to have the same could not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all jurisdictions in which the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect, and (d) has full power, authority and legal right to make and perform each of the Loan Documents to which it is a party and, in the case of Borrower, to borrow the Loans hereunder.

7.02                              Authorization; Enforceability.  The Transactions are within each Obligor’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action.  This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.03                              Governmental and Other Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (iii) the filing with the Commission of the prospectus supplement and (iv) application(s) to NASDAQ Capital Market for the listing of the Shares for trading thereon in the time and manner required thereby, (b) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (c) will not materially violate or result in a default under any indenture, agreement or other instrument binding upon Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of Borrower and its Subsidiaries.

7.04                              Financial Statements; Material Adverse Change.

(a)                                 Financial Statements.  Borrower has heretofore furnished to Administrative Agent certain financial statements as provided for in Section 8.01.  The consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus comply with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, the consolidated financial position of Borrower as of the dates indicated and its consolidated results of operations and its consolidated cash flows for the periods specified, and are true and correct in all material respects.  All such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments), and the other historical financial statements (including any footnotes and schedules) included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of Borrower and presents fairly the information shown thereby.  Neither Borrower nor any of its Subsidiaries has any material contingent liabilities or unusual forward or long-term commitments required to be disclosed in Borrower’s and its consolidated Subsidiaries financial statements under GAAP, that are not disclosed in the aforementioned financial statements.

(b)                                 No Material Adverse Change.  Since December 31, 2013, there has been no Material Adverse Change.

7.05                              Properties.

(a)                                 Property Generally.  Each Obligor has good and marketable fee simple title to, or valid leasehold interests in, all its real and personal Property material to its business, subject only to Permitted Liens and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)                                 Intellectual Property. (i)  Schedule 7.05(b) (as amended from time to time by Borrower in accordance with Section 7.21) contains a complete and accurate list of:

(A)                               all Obligor Intellectual Property consisting of applied for or registered Patents, including the jurisdiction and patent number, and indicating which Obligor owns or licenses such rights;

(B)                               applied for or registered Trademarks owned by any Obligor, including the jurisdiction, trademark application or registration number and the application or registration date; and

(C)                               applied for or registered Copyrights owned by any Obligor.

(ii)                                  Each Obligor either (a) is the absolute beneficial owner of all right, title and interest in and to the Obligor Intellectual Property designated on Schedule 7.05(b) as owned by such Obligor, with no breaks in chain of title, with good and marketable title, free and clear of any Liens of any kind whatsoever other than Permitted Liens, or (b) has the right to use the Obligor Intellectual Property designated on Schedule 7.05(b) as licensed to such Obligor within the field of such license.  Without limiting the foregoing, and except as set forth in Schedule 7.05(b) (as amended from time to time by Borrower in accordance with Section 7.21):

(A)                               other than with respect to the Material Agreements, or as permitted by Section 9.09, the Obligors have not transferred ownership of any Material Intellectual Property that is owned by any Obligor, in whole or in part, to any other Person who is not an Obligor;

(B)                               other than (i) the Material Agreements, (ii) customary restrictions in in-bound licenses of Intellectual Property and non-disclosure agreements, or (iii) as would have been or is permitted by Section 9.09, there are no judgments, covenants not to sue, permits, grants, licenses, Liens (other than Permitted Liens), Claims, or other agreements or arrangements relating to any Material Intellectual Property, including any development, submission, services, research, license or support agreements, which bind, obligate or otherwise restrict the Obligors;

(C)                               the use of any of the Obligor Intellectual Property as used by any Obligor, to Obligors’ knowledge, does not breach, violate, infringe or interfere with or constitute a misappropriation of any valid rights arising under any Intellectual Property of any other Person;

(D)                               there are no pending or, to Obligors’ knowledge, threatened Claims against the Obligors asserted by any other Person relating to the Obligor Intellectual Property, including any Claims of adverse ownership, invalidity, infringement, misappropriation, violation or other opposition to or conflict with such Obligor Intellectual Property; the Obligors have not received any written notice from any Person that Obligors’ business, the use of the Obligor Intellectual Property, or the manufacture, use or sale of any product or the performance of any service by any Obligor infringes upon, violates or constitutes a misappropriation of, or may infringe upon, violate or constitute a misappropriation of, or otherwise interfere with, any other Intellectual Property of any other Person;

(E)                                the Obligors have no knowledge that the Obligor Intellectual Property is being infringed, violated, misappropriated or otherwise used by any other Person in the United States without the express authorization of the Obligors.  Without limiting the foregoing, the Obligors have not put any other Person on notice of actual or potential infringement, violation or misappropriation of any of the Obligor Intellectual Property; the Obligors have not initiated the enforcement of any Claim with respect to any of the Obligor Intellectual Property;

(F)                                 to Obligors’ knowledge, all relevant current and former employees and contractors of any Obligor have executed written confidentiality and invention assignment Contracts with any Obligor that irrevocably assign to an Obligor or its designee all of their rights to any Inventions relating to Obligors’ business;

(G)                               to the knowledge of the Obligors, the Obligor Intellectual Property is all the Intellectual Property necessary for the operation of Obligors’ business as it is currently conducted or as currently contemplated to be conducted;

(H)                              the Obligors have taken reasonable precautions to protect the secrecy, confidentiality and value of its Obligor Intellectual Property consisting of trade secrets and confidential information.

(I)                                   each Obligor has delivered to Administrative Agent accurate and complete copies of all Material Agreements relating to the Obligor Intellectual Property;

(J)                                   there are no pending or, to the knowledge of any of the Obligors, threatened in writing Claims against the Obligors asserted by any other Person relating to the Material Agreements, including any Claims of breach or default under such Material Agreements.

(iii)                               With respect to the Obligor Intellectual Property consisting of Patents, except as set forth in Schedule 7.05(b) (as amended from time to time by Borrower in accordance with Section 7.21), and without limiting the representations and warranties in Section 7.05(b)(ii):

(A)                               each of the issued claims in such Patents, to Obligors’ knowledge, is valid and enforceable;

(B)                               the inventors claimed in such Patents have executed written Contracts with an Obligor, or to Obligor’s knowledge, the licensor of such Patents to the applicable Obligor, or its predecessor-in-interest, that properly and irrevocably assigns to such Person all of their rights to any of the Inventions claimed in such Patents to the extent permitted by applicable law;

(C)                               none of the Patents, or the Inventions claimed in them, has been dedicated to the public except as a result of intentional decisions made by the applicable Obligor, or to Obligor’s knowledge, the licensor of such Patents to the applicable Obligor, or its predecessor-in-interest;

(D)                               to Obligors’ knowledge, all prior art material to such Patents was adequately disclosed to or considered by the respective patent offices during prosecution of such Patents to the extent required by applicable law or regulation;

(E)                                subsequent to the issuance of such Patents, neither any Obligor nor their predecessors in interest, have filed any disclaimer or filed any other voluntary reduction in the scope of the Inventions claimed in such Patents;

(F)                                 no allowable or allowed subject matter of such Patents, to Obligors’ knowledge, is subject to any competing conception claims of allowable or allowed subject matter of any patent applications or patents of any third party and have not been the subject of any interference, re-examination or opposition proceedings, nor are the Obligors aware of any basis for any such interference, re-examination or opposition proceedings;

(G)                               no such Patents, to Obligors’ knowledge, have ever been finally adjudicated to be invalid, unpatentable or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and, with the exception of publicly available documents in the applicable Patent Office recorded with respect to any Patents, the Obligors have not received any notice asserting that such Patents are invalid, unpatentable or unenforceable; if any of such Patents is terminally disclaimed to another patent or patent application, all patents and patent applications subject to such terminal disclaimer are included in the Collateral;

(H)                              the Obligors have not received an opinion, whether preliminary in nature or qualified in any manner, which concludes that a challenge to the validity or enforceability of any of such Patents is more likely than not to succeed;

(I)                                   the Obligors have no knowledge that they or any prior owner of such Patents or their respective agents or representatives have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate or render unpatentable or unenforceable any such Patents; and

(J)                                   all maintenance fees, annuities, and the like due or payable on the Patents owned, or to Obligor’s knowledge, licensed by any Obligor have been timely paid or the failure to so pay was the result of an intentional decision by the applicable Obligor or would not reasonably be expected to result in a Material Adverse Change.

(c)                                  Material Intellectual Property.  Schedule 7.05(c) (as amended from time to time by Borrower in accordance with Section 7.21) contains an accurate list of the Obligor Intellectual Property that is material to Obligors’ business with an indication as to whether the applicable Obligor owns or has an exclusive or non-exclusive license to such Obligor Intellectual Property.

7.06                              No Actions or Proceedings.

(a)                                 Litigation.  There is no litigation, investigation or proceeding pending or, to the best of Borrower’s knowledge, threatened with respect to Borrower and its Subsidiaries by or before any Governmental Authority or arbitrator (i) that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as specified in Schedule

7.06 (as amended from time to time by Borrower in accordance with Section 7.21) or (ii) that involves this Agreement or the Transactions.

(b)                                 Environmental Matters.  The operations and Property of Borrower and its Subsidiaries comply with all applicable Environmental Laws, except to the extent the failure to so comply (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Labor Matters.  Borrower has not engaged in unfair labor practices and there are no material labor actions or disputes involving the employees of Borrower.

7.07                              Compliance with Laws and Agreements.  Each of the Obligors is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.  Obligors and their Subsidiaries are in compliance with 21 CFR §§210-211 and 21 CFR §§600-610.

7.08                              Taxes.  Except as set forth on Schedule 7.08, each of the Obligors has timely filed or caused to be filed all material tax returns and reports required to have been filed and has paid or caused to be paid all material taxes required to have been paid by it, except taxes that are being contested in good faith by appropriate proceedings and for which such Obligor has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

7.09                              Full Disclosure.  Borrower has disclosed to Administrative Agent and Lenders all Material Agreements to which any Obligor is subject, and all other matters to its knowledge, as of the date hereof, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to Administrative Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

7.10                              Regulation.  (a)  Investment Company Act.  Neither Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

(b)                                 Margin Stock.  Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans will be used to buy or carry any Margin Stock in violation of Regulation T, U or X.

7.11                              Solvency.  Borrower is and, immediately after giving effect to the Borrowing and the use of proceeds thereof will be, Solvent.

7.12                              Subsidiaries.  Set forth on Schedule 7.12 is a complete and correct list of all Subsidiaries of the Borrower as of the date hereof.  Each such Subsidiary is duly organized and validly existing under the jurisdiction of its organization shown in said Schedule 7.12, and the percentage ownership by Borrower of each such Subsidiary is as shown in said Schedule 7.12.

7.13                              Indebtedness and Liens.  Set forth on Schedule 7.13(a) is a complete and correct list of all Indebtedness of each Obligor outstanding as of the date hereof.  Schedule 7.13(b) is a complete and correct list of all Liens granted by Borrower and other Obligors with respect to their respective Property and outstanding as of the date hereof.

7.14                              Material Agreements.  Set forth on Schedule 7.14  (as amended from time to time by Borrower in accordance with Section 7.21) is a complete and correct list of (i) each Material Agreement and (ii) each agreement creating or evidencing any Material Indebtedness.  No Obligor is in material default under any such Material Agreement or agreement creating or evidencing any Material Indebtedness.  Except as otherwise disclosed on Schedule 7.14, all material vendor purchase agreements and provider contracts of the Obligors are in full force and effect without material modification from the form in which the same were disclosed to Administrative Agent and the Lenders.

7.15                              Restrictive Agreements.  None of the Obligors is subject to any indenture, agreement, instrument or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (other than (x) customary provisions in contracts (including without limitation leases and in-bound licenses of Intellectual Property) restricting the assignment thereof and (y) restrictions or conditions imposed by any agreement governing secured Permitted Indebtedness permitted under Section 9.01(g), to the extent that such restrictions or conditions apply only to the property or assets securing such Indebtedness), or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to Borrower or any other Subsidiary or to Guarantee Indebtedness of Borrower or any other Subsidiary (each, a “Restrictive Agreement”), except those listed on Schedule 7.15 or otherwise permitted under Section 9.11.

7.16                              Real Property.

(a)                                 Generally.  Neither Borrower nor any of its Subsidiaries owns or leases (as tenant thereof) any real property, except as described on Schedule 7.16  (as amended from time to time by Borrower in accordance with Section 7.21).

(b)                                 Borrower Lease.  (i) Borrower has made available a true, accurate and complete copy of the Borrower Lease to Administrative Agent.

(ii)                                  The Borrower Lease is in full force and effect and no material default has occurred under the Borrower Lease and, to the knowledge of Borrower, there is no existing condition which, but for the passage of time or the giving of notice, would reasonably be expected to result in a default under the terms of the Borrower Lease.

(iii)                               Borrower is the tenant under the Borrower Lease and has not transferred, sold, assigned, conveyed, disposed of, mortgaged, pledged, hypothecated, or encumbered any of its interest in, the Borrower Lease.

7.17                              Pension Matters.  Schedule 7.17 sets forth, as of the date hereof, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans.  Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies.  Except for those that could not, in the aggregate, have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Obligor or Subsidiary thereof, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Obligor or Subsidiary thereof incurs or otherwise has or could have an obligation or any liability or Claim and (z) no ERISA Event is reasonably expected to occur.  Borrower and each of its ERISA Affiliates has met all applicable requirements under the ERISA Funding Rules with respect to each Title IV Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained.  As of the most recent valuation date for any Title IV Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and neither Borrower nor any of its ERISA Affiliates knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage to fall below 60% as of the most recent valuation date.  As of the date hereof, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.  No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.

7.18                              Collateral; Security Interest.  Each Security Document is effective to create in favor of the Secured Parties a legal, valid and enforceable security interest in the Collateral subject thereto and each such security interest is perfected to the extent required by (and has the priority required by) the applicable Security Document.  The Security Documents collectively are effective to create in favor of the Secured Parties a legal, valid and enforceable security interest in the Collateral, which security interests are first-priority (subject only to Permitted Priority Liens).

7.19                              Regulatory Approvals.  (a)  Each Obligor and each of its Subsidiaries holds, and will continue to hold, either directly or through licensees and agents, all Regulatory Approvals necessary or required for Borrower and its Subsidiaries to conduct their operations and business in the manner currently conducted.

(b)                                 No Obligor has received any written report or other written communication that would indicate that (i) the clinical hold will not be removed, or the BLA will not be approved, (ii) any Governmental Authority is likely to revise or revoke any Regulatory Approval granted by any Governmental Authority with respect to any product of any Obligor, or (iii) any Governmental Authority is likely to pursue any material compliance actions against any Obligor.

(c)                                  All preclinical and clinical trials conducted on behalf of any Obligor or Subsidiary thereof relating to any product were conducted in compliance with applicable laws and, in all material respects, in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards; the descriptions of the results of such clinical trials have been provided to Administrative Agent and are accurate in all material respects.  Neither any Obligor nor any Subsidiary thereof has received any notices or correspondence from any Governmental Authority or comparable authority requiring the termination, suspension, or material modification or clinical hold of any clinical trials conducted by or on behalf of any Obligor or Subsidiary thereof with respect to any product, which termination, suspension, material modification or clinical hold could reasonably be expected to result in a Material Adverse Effect.  Obligors are using diligent efforts to pursue the transition plan outlined by the FDA with respect to the BLA (“Transition Plan”).

7.20                              Equity Purchase.

(a)                                 Borrower has filed with the Commission a “shelf” registration statement relating to the Common Stock on Form S-3 (Registration No. 333-195588), which has become effective,  under the Securities Act.  The registration statement, as amended or supplemented as of the date of this Agreement, including the exhibits and information (if any) deemed to be part of the registration statement pursuant to Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement.”  The base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus.”  The term “Prospectus” means the Base Prospectus and any amendments or further supplements to such prospectus, and including, without limitation, the final prospectus supplement to be filed pursuant to and within the limits described in Rule 424(b) with the Commission in connection with the proposed sale of the Shares contemplated by this Agreement through the date of such prospectus supplement. Unless otherwise stated herein, any reference herein to the Registration Statement and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, including pursuant to Item 12 of Form S-3 under the Securities Act, which were filed under the Securities Exchange Act on or before the date hereof or are so filed hereafter. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the Exchange Act after the date of the Registration Statement or Prospectus, as the case may be, and deemed to be incorporated therein by reference. No stop order suspending the effectiveness of the Registration Statement has been issued and, to Borrower’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission.

(b)                                 As of the date hereof and the initial Borrowing Date, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented), together with the Draft Form10-Q, complied as to form in all material respects to the requirements of the Securities Act, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made, in the case of the Prospectus) not misleading.

(c)                                  Borrower meets all conditions and requirements for the use of Form S-3 to register the offer and sale of the Shares in accordance with General Instruction I.B.6 of Form S-3.

(d)                                 The sale of the Shares has been duly registered under the Securities Act pursuant to the Registration Statement.

(e)                                  The issued and outstanding shares of capital stock of Borrower have been validly issued, are fully paid and nonassessable and, other than as disclosed in or contemplated by the Registration Statement or the Prospectus, are not subject to any preemptive or similar rights.  Borrower has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than the grant of additional options under Borrower’s existing stock option plans, or changes in the number of outstanding shares of Common Stock of Borrower due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, shares of Common Stock outstanding on the date hereof, including without limitation issuances of shares under Borrower’s employee stock purchase plan) and such authorized capital stock conforms to the description thereof set forth in the Registration Statement and the Prospectus.  The description of the securities of Borrower in the Registration Statement and the Prospectus is complete and accurate in all material respects.  Except as disclosed in or contemplated by the Registration Statement or the Prospectus, as of the date referred to therein, Borrower did not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(f)                                   The Shares have been duly authorized by Borrower and, when issued and delivered and paid for as provided herein, will be validly issued, fully paid and nonassessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights that have not been waived.

(g)                                  No side letters or special arrangements exist with respect to the Equity Interests in Borrower, except for those listed on Schedule 7.20.

7.21                              Update of Schedules.  Each of Schedules 7.05(b) (in respect of the lists of Patents, Trademarks, and Copyrights under Section 7.05(b)(i)), 7.05(c), 7.06, 7.14 and 7.16 may be updated by Borrower from time to time in order to ensure the continued accuracy of such Schedule as of any upcoming date on which representations and warranties are made incorporating the information contained on such Schedule.  Such update may be accomplished by Borrower providing to Administrative Agent, in writing (including by electronic means), a revised version of such Schedule in accordance with the provisions of Section 15.02.  Each such updated Schedule shall be effective immediately upon the receipt thereof by Administrative Agent.

7.22                              Broker Fees.  Other than any fees payable by Borrower to Armentum Partners, there are no brokerage commissions payable in connection with the credit facility described in this Agreement and, other than Armentum Partners, the services of a broker have not been engaged in connection with the credit facility described in this Agreement.

SECTION 8
AFFIRMATIVE COVENANTS

Each Obligor covenants and agrees with Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations have been paid in full indefeasibly in cash:

8.01                              Financial Statements and Other Information.  Borrower will furnish to Administrative Agent:

(a)                                 as soon as available and in any event within 45 days after the end of the first three fiscal quarters of each fiscal year (or 90 days, in the case of the fourth fiscal quarter), the consolidated balance sheets of the Obligors as of the end of such quarter, and the related consolidated statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with a certificate of a Responsible Officer of Borrower stating that such financial statements fairly present the financial condition of Borrower and its Subsidiaries as at such date and the results of operations of Borrower and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes;

(b)                                 as soon as available and in any event within 90 days after the end of each fiscal year, the consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report and opinion thereon of Lurie, Besikof, Lapidus & Company, LLP or another firm of independent certified public accountants of recognized national standing acceptable to the Majority Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and in the case of such consolidating financial statements, certified by a Responsible Officer of Borrower;

(c)                                  together with the financial statements required pursuant to Sections 8.01(a) and (b), a compliance certificate of a Responsible Officer as of the end of the applicable accounting period (which delivery may, unless a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) in the form of Exhibit E (a “Compliance Certificate”) including details of any issues that are material that are raised by auditors;

(d)                                 together with the financial statements required pursuant to Sections 8.01(a) and (b), the reports required by Section 4.01 of the Revenue Interest Agreement;

(e)                                  promptly upon receipt thereof, copies of all letters of representation signed by an Obligor to its auditors and copies of all auditor reports delivered for each fiscal quarter;

(f)                                   promptly after the same are released, copies of all press releases;

(g)                                  promptly, and in any event within five Business Days after receipt thereof by an Obligor thereof, copies of each notice or other correspondence received from any securities regulator or exchange to the authority of which Borrower may become subject from time to time concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of such Obligor;

(h)                                 the information regarding insurance maintained by Borrower and its Subsidiaries as required under Section 8.05;

(i)                                     promptly following Administrative Agent’s request at any time, proof of Borrower’s compliance with Section 10;

(j)                                    within five (5) days of delivery, (i) copies of all statements, reports and notices made available to holders of Borrower’s Equity Interests and (ii) if so requested by Administrative Agent or Majority Lenders, copies of all presentation materials or board kits provided to the Board of Directors of Borrower or AC; provided that any such material may be redacted by Borrower to exclude information relating to the Lenders (including Borrower’s strategy regarding the Loans), and Lenders shall have executed and delivered to Borrower an agreement substantially in form of that attached hereto as Exhibit G;

(k)                                 from time to time upon the reasonable request of Majority Lenders, a comprehensive update on the business of the Obligors;

(l)                                     any correspondence with the FDA, including without limitation regarding any BLA or any manufacturing audit; and

(m)                             such other information respecting the operations, properties, business or condition (financial or otherwise) of the Obligors (including with respect to the Collateral) as the Majority Lenders may from time to time reasonably request.  For purposes of clarification, any request for the annually-prepared consolidated financial forecast for Borrower and its Subsidiaries for the following two fiscal years from the time such forecast was prepared, including projections of Net Revenue, on a quarterly basis, and forecasted consolidated balance sheets, consolidated statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries, shall be deemed reasonable.

8.02                              Notices of Material Events.  Borrower will furnish to Administrative Agent written notice of the following promptly after a Responsible Officer first learns of the existence of:

(a)                                 the occurrence of any Default;

(b)                                 notice of the occurrence of any event with respect to its property or assets resulting in a Loss aggregating $350,000 (or the Equivalent Amount in other currencies) or more;

(c)                                  (A) any proposed acquisition of stock, assets or property by any Obligor that would reasonably be expected to result in environmental liability under Environmental Laws, and (B)(1) spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Material required to be reported to any Governmental Authority under applicable Environmental Laws, and (2) all actions, suits, claims, notices of violation, hearings, investigations or proceedings pending, or to the best of Borrower’s knowledge, threatened against or affecting Borrower or any of its Subsidiaries or with respect to the ownership, use, maintenance and operation of their respective businesses, operations or properties, relating to Environmental Laws or Hazardous Material;

(d)                                 the assertion of any environmental matter by any Person against, or with respect to the activities of, Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations which could reasonably be expected to involve damages in excess of $250,000 other than any environmental matter or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect;

(e)                                  the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Borrower or any of its Affiliates that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(f)                                   (i) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (ii) promptly, and in any event within ten days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto;

(g)                                  (i) the termination of any Material Agreement; (ii) the receipt by Borrower or any of its Subsidiaries of any material written notice under any Material Agreement (and a copy thereof); (iii) the entering into of any new Material Agreement by an Obligor (and a copy thereof); or (iv) any material amendment to a Material Agreement (and a copy thereof).  If any Obligor shall be in default under a Material Agreement, Administrative Agent and Lenders shall have the right (but not the obligation) to cause the default or defaults under such Material Agreement to be remedied (including without limitation by paying any unpaid amount thereunder) and otherwise exercise any and all rights of Borrower thereunder, as may be necessary to prevent or cure any default.  Without limiting the foregoing, upon any such default, each Obligor shall promptly execute, acknowledge and deliver to Administrative Agent such instruments as may reasonably be required of such Obligor to permit Administrative Agent and Lenders to cure any default under the applicable Material Agreement or permit Administrative Agent and Lenders to take such other action required to enable Administrative Agent and Lenders to cure or remedy the matter in default and preserve the interests of Administrative Agent or Lenders.  Any amounts paid by Administrative Agent or Lenders pursuant to this Section 8.02(g) shall be payable on demand by Obligors, shall accrue interest at the Default Rate if not paid on demand, and shall constitute “Obligations.”

(h)                                 the reports and notices as required by the Security Documents;

(i)                                     within 30 days of the date thereof, or, if earlier, on the date of delivery of any financial statements pursuant to Section 8.01, notice of any material change in accounting policies or financial reporting practices by the Obligors;

(j)                                    promptly after the occurrence thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving an Obligor;

(k)                                 a licensing agreement or arrangement entered into by Borrower or any Subsidiary in connection with any infringement or alleged infringement of the intellectual property of another Person;

(l)                                     at least 30 days in advance, any contemplated Asset Sale, or series of Asset Sales, of all or a majority of Borrower’s assets;

(m)                             at least thirty days in advance of any contemplated Change of Control;

(n)                                 any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(o)                                 concurrently with the delivery of financial statements under Section 8.01(b), the creation or other acquisition of any Intellectual Property by Borrower or any Subsidiary after the date hereof and during such prior fiscal year which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, or with any other equivalent foreign Governmental Authority;

(p)                                 any change to any Obligor’s ownership of Deposit Accounts, Securities Accounts and Commodity Accounts, by delivering Administrative Agent an updated Annex 7 to the Security Agreement setting forth a complete and correct list of all such accounts as of the date of such change.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a financial officer or other executive officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

8.03                              Existence; Conduct of Business.  Such Obligor will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 9.03.

8.04                              Payment of Obligations.  Such Obligor will, and will cause each of its Subsidiaries to, pay and discharge its obligations, including (i) all taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of Borrower or any Subsidiary, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien; and (iii) all Indebtedness other than Permitted Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

8.05                              Insurance.  Such Obligor will, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, and with coverage amounts of at least $6,962,500 for property insurance and $10,000,000 for liability insurance. Upon the request of Administrative Agent or Majority Lenders, Borrower shall furnish Administrative Agent from time to time with (i) full information as to the insurance carried by it and, if so requested, copies of all such insurance policies and (ii) a certificate from Borrower’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid, that such policies are in full force and effect.  Borrower shall use commercially reasonable efforts to ensure, or cause others to ensure, that all insurance policies required under this Section 8.05 shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed in a manner adverse to Borrower without at least 30 days’ prior written notice to Borrower and Administrative Agent.  Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle Secured Parties to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this Section 8.05 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of Borrower (payable on demand).  The amount of any such expenses shall accrue interest at the Default Rate if not paid on demand, and shall constitute “Obligations.”

8.06                              Books and Records; Inspection Rights.  Such Obligor will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  Such Obligor will, and will cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times (but not more often than once a year unless an Event of Default has occurred and is continuing) as Administrative Agent or the Lenders may request.  Obligors shall pay all reasonable out of pocket costs of all such inspections.

8.07                              Compliance with Laws and Other Obligations.  Such Obligor will, and will cause each of its Subsidiaries to, (i) comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and (ii) comply in all material respects with all terms of Indebtedness and all other Material Agreements.  The marketing and development of the Avance® Nerve Graft complies with the transition agreement with FDA, which is a consent for purposes of this agreement.

8.08                              Maintenance of Properties, Etc.

(a)                                 Such Obligor shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other Persons of similar character and size, ordinary wear and tear and damage from casualty or condemnation excepted.

(b)                                 Without limiting the generality of Section 8.08(a), each Obligor shall comply with each of the following covenants with respect to the Borrower Lease:

(i)                                     Borrower shall diligently perform and timely observe all of the terms, covenants and conditions of the Borrower Lease on the part of Borrower to be performed and observed prior to the expiration of any applicable grace period therein provided and do everything necessary to preserve and to keep unimpaired and in full force and effect the Borrower Lease.

(ii)                                  Borrower shall promptly notify Administrative Agent of the giving of any written notice by Borrower Landlord to Borrower of any default by Borrower thereunder, and promptly deliver to Administrative Agent a true copy of each such notice.  If Borrower shall be in default under the Borrower Lease, Administrative Agent and Lenders shall have the right (but not the obligation) to cause the default or defaults under the Borrower Lease to be remedied (including without limitation by paying any unpaid amount under the Borrower Lease) and otherwise exercise any and all rights of Borrower under the Borrower Lease, as may be necessary to prevent or cure any default.  Administrative Agent and Lenders shall have the right to enter all or any portion of the Property, at such times and in such manner as Administrative Agent or Lenders reasonably deem necessary, to prevent or to cure any such default.  Without limiting the foregoing, upon any such default, Borrower shall promptly execute, acknowledge and deliver to Administrative Agent such instruments as may reasonably be required of Borrower to permit Administrative Agent and Lenders to cure any default under the Borrower Lease or permit Administrative Agent and Lenders to take such other action required to enable Administrative Agent and Lenders to cure or remedy the matter in default and preserve the security interest of Secured Parties under the Loan Documents with respect to Borrower Facility.  Any amounts paid by Administrative Agent or Lenders pursuant to this Section 8.08(b) shall be payable on demand by Obligors, shall accrue interest at the Default Rate if not paid on demand, and shall constitute “Obligations.”

(iii)                               Borrower shall use commercially reasonable efforts to enforce, in a commercially reasonable manner, each covenant or obligation of Borrower Landlord in the Borrower Lease in accordance with its terms.  Subject to the terms and requirements of the Borrower Lease, within ten (10) days after receipt of written request by Administrative Agent or Lenders, Borrower shall use reasonable efforts to obtain from Borrower Landlord under the Borrower Lease and furnish to Administrative Agent an estoppel certificate from Borrower Landlord stating the date through which rent has been paid and whether or not, to Borrower Landlord’s knowledge, there are any defaults thereunder and specifying the nature of such claimed defaults, if any, and such other matters as Administrative Agent or Lenders may reasonably request or in the form required pursuant to the terms of the Borrower Lease. Borrower shall furnish to Administrative Agent all information that Administrative Agent or

Lenders may reasonably request from time to time in the possession of Borrower (or reasonably available to Borrower) concerning the Borrower Lease and Borrower’s compliance with the Borrower Lease.

(iv)                              Borrower, promptly upon learning that Borrower Landlord has failed to perform the material terms and provisions under the Borrower Lease and immediately upon learning of a rejection or disaffirmance or purported rejection or disaffirmance of the Borrower Lease pursuant to any state or federal bankruptcy law, shall notify Administrative Agent thereof.  Borrower shall promptly notify Administrative Agent of any request that any party to the Borrower Lease makes for arbitration or other dispute resolution procedure pursuant to the Borrower Lease and of the institution of any such arbitration or dispute resolution.  Borrower hereby authorizes Administrative Agent and Lenders to attend any such arbitration or dispute, and upon the occurrence and during the continuance of an Event of Default participate in any such arbitration or dispute resolution but such participation shall not be to the exclusion of Borrower; provided, however, that, in any case, Borrower shall consult with Administrative Agent with respect to the matters related thereto.  Borrower shall promptly deliver to Administrative Agent a copy of the determination of each such arbitration or dispute resolution mechanism.

(v)                                 If Administrative Agent or Lenders or any of their designees shall acquire or obtain a new Borrower Lease following a termination of the Borrower Lease, then Borrower shall have no right, title or interest whatsoever in or to such new Borrower Lease, or any proceeds or income arising from the estate arising under any such new Borrower Lease, including from any sale or other disposition thereof.  Administrative Agent or Lenders or such designee shall hold such new Borrower Lease free and clear of any right or claim of Borrower.

(vi)                              Borrower shall promptly, after obtaining knowledge of such filing notify Administrative Agent orally of any filing by or against Borrower Landlord under the Borrower Lease of a petition under the Bankruptcy Code or other applicable law.  Borrower shall thereafter promptly give written notice of such filing to Administrative Agent, setting forth any information available to Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing.  Borrower shall promptly deliver to Administrative Agent any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating to such petition.

8.09                              Licenses.  Such Obligor shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other Governmental Approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the Transactions or the operation and conduct of its business and ownership of its properties, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

8.10                              Action under Environmental Laws.  Such Obligor shall, and shall cause each of its Subsidiaries to, upon becoming aware of the presence of any Hazardous Materials or the existence of any environmental liability under applicable Environmental Laws with respect to their respective businesses, operations or properties, take all actions, at their cost and expense, as shall be necessary or advisable to investigate and clean up the condition of their respective businesses, operations or properties, including all required removal, containment and remedial actions, and restore their respective businesses, operations or properties to a condition in compliance with applicable Environmental Laws.

8.11                              Use of Proceeds.  The proceeds of the Loans will be used only as provided in Section 2.04.  No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.

8.12                              Certain Obligations Respecting Subsidiaries; Further Assurances.

(a)                                 Subsidiary Guarantors.  Such Obligor will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries that are Domestic Subsidiaries, and such Foreign Subsidiaries as are required under Section 8.12(b), are “Subsidiary Guarantors” hereunder.  Without limiting the generality of the foregoing, in the event that Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary that is a Domestic Subsidiary or a Foreign Subsidiary meeting the requirements of Section 8.12(b), such Obligor and its Subsidiaries concurrently will:

(i)                                     cause such new Subsidiary to become a “Subsidiary Guarantor” hereunder, and a “Grantor” under the Security Agreement, pursuant to a Guarantee Assumption Agreement;

(ii)                                  take such action or cause such Subsidiary to take such action (including delivering such shares of stock together with undated transfer powers executed in blank) as shall be necessary to create and perfect valid and enforceable first priority (subject to Permitted Priority Liens) Liens on substantially all of the personal property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder;

(iii)                               to the extent that the parent of such Subsidiary is not a party to the Security Agreement or has not otherwise pledged Equity Interests in its Subsidiaries in accordance with the terms of the Security Agreement and this Agreement, cause the parent of such Subsidiary to execute and deliver a pledge agreement in favor of Administrative Agent, for the benefit of the Secured Parties, in respect of all outstanding issued shares of such Subsidiary; and

(iv)                              deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 or as Administrative Agent or the Majority Lenders shall have requested.

(b)                                 Foreign Subsidiaries.  In the event that, at any time, Foreign Subsidiaries have, in the aggregate, (i) total revenues constituting 5% or more of the total revenues of Borrower and its Subsidiaries on a consolidated basis, or (ii) total assets constituting 5% or more of the total assets of Borrower and its Subsidiaries on a consolidated basis, promptly (and, in any event, within 30 days after such time) Obligors shall cause one or more of such Foreign Subsidiaries to become Subsidiary Guarantors in the manner set forth in Section 8.12(a), such that, after such Subsidiaries become Subsidiary Guarantors, the non-guarantor Foreign Subsidiaries in the aggregate shall cease to have revenues or assets, as applicable, that meet the thresholds set forth in clauses (i) and (ii) above; provided that no Foreign Subsidiary shall be required to become a Subsidiary Guarantor if doing so would result in material adverse tax consequences for Borrower and its Subsidiaries, taken as a whole.

(c)                                  Further Assurances.  Such Obligor will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by Administrative Agent or the Majority Lenders to effectuate the purposes and objectives of this Agreement.

Without limiting the generality of the foregoing, each Obligor will, and will cause each Person that is required to be a Subsidiary Guarantor to, take such action from time to time (including executing and delivering such assignments, security agreements, control agreements and other instruments) as shall be reasonably requested by Administrative Agent or the Majority Lenders to create, in favor of Administrative Agent, for the benefit of the Secured Parties, perfected security interests and Liens in substantially all of the personal property of such Obligor as collateral security for the Obligations; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.

8.13                              Termination of Non-Permitted Liens.  In the event that Borrower or any of its Subsidiaries shall become aware or be notified by Administrative Agent or any Lender of the existence of any outstanding Lien against any Property of Borrower or any of its Subsidiaries, which Lien is not a Permitted Lien, Borrower shall use its best efforts to promptly terminate or cause the termination of such Lien.

8.14                              Intellectual Property.

(a)                                 Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, the Secured Parties are not assuming any liability or obligation of any Obligor or any of its Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter.  All such liabilities and obligations shall be retained by and remain obligations and liabilities of the Obligors and/or their Affiliates as the case may be.  Without limiting the foregoing, the Secured Parties are not assuming and shall not be responsible for any liabilities or Claims of Obligors or their Affiliates, whether present or future, absolute or contingent and whether or not relating to the Obligors, the Obligor Intellectual Property, and/or the Material Agreements, and Borrower shall indemnify and save harmless the Secured Parties from and against all such liabilities, Claims and Liens.

(b)                                 In the event that the Obligors acquire Obligor Intellectual Property during the term of this Agreement, then the provisions of this Agreement shall automatically apply thereto and any such Obligor Intellectual Property shall automatically constitute part of the Collateral under the Security Documents, without further action by any party, in each case from and after the date of such acquisition (except that any representations or warranties of any Obligor shall apply to any such Obligor Intellectual Property only from and after the date, if any, subsequent to such acquisition that such representations and warranties are brought down or made anew as provided herein).

8.15                              Equity Purchase.  The Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented) will comply as to form in all material respects to the requirements of the Securities Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made, in the case of the Prospectus) not misleading. The Shares have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance.

8.16                              Transition Plan.  Obligors will use diligent efforts to pursue the Transition Plan.

8.17                              Post-Closing.  Borrower shall cause, not later than December 15, 2014, a Landlord Consent to be delivered by the Borrower Landlord referred to in clause (a) of that definition

SECTION 9
NEGATIVE COVENANTS

Each Obligor covenants and agrees with Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations have been paid in full indefeasibly in cash:

9.01                              Indebtedness.  Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except:

(a)                                 the Obligations;

(b)                                 Indebtedness existing on the date hereof and set forth in Part II of Schedule 7.13(a) and Permitted Refinancings thereof; provided that, in each case, such Indebtedness is subordinated to the Obligations on terms satisfactory to the Majority Lenders;

(c)                                  accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of Borrower’s or such Subsidiary’s business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

(d)                                 Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by any Obligor in the ordinary course of business;

(e)                                  Indebtedness of any Obligor to any other Obligor;

(f)                                   Guarantees by any Obligor of Indebtedness of any other Obligor permitted hereunder;

(g)                                  normal course of business equipment financing; provided that (i) if secured, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto, and (ii) the aggregate outstanding principal amount of such Indebtedness does not exceed $350,000 (or the Equivalent Amount in other currencies) at any time;

(h)                                 other Indebtedness of the Obligors and their Subsidiaries in an aggregate principal amount not exceeding $500,000 at any time; and

(i)                                     Indebtedness approved in advance in writing by the Majority Lenders.

9.02                              Liens.  Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)                                 Liens securing the Obligations;

(b)                                 any Lien on any property or asset of Borrower or any of its Subsidiaries existing on the date hereof and set forth in Part II of Schedule 7.13(b); provided that (i) no such Lien shall extend to any other property or asset of Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c)                                  Liens securing Indebtedness permitted under Section 9.01(g); provided that such Liens are restricted solely to the collateral described in Section 9.01(g);

(d)                                 Liens imposed by law which were incurred in the ordinary course of business, including (but not limited to) carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business and which (x) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operations of the business of such Person or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such liens and for which adequate reserves have been made if required in accordance with GAAP;

(e)                                  pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation;

(f)                                   Liens securing taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;

(g)                                  servitudes, easements, rights of way, restrictions and other similar encumbrances on real Property imposed by applicable Laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors;

(h)                                 with respect to any real Property, (A) such defects or encroachments as might be revealed by an up-to-date survey of such real Property; (B) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real Property pursuant to applicable Laws; and (C) rights of expropriation, access or user or any similar right conferred or reserved by or in applicable Laws, which, in the aggregate for (A), (B) and (C), are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors; and

(i)                                     Bankers liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

provided that no Lien otherwise permitted under any of the foregoing Sections 9.02(b) through (h) shall apply to any Material Intellectual Property.

9.03                              Fundamental Changes and Acquisitions.  Such Obligor will not, and will not permit any of its Subsidiaries to, (i) enter into any transaction of merger, amalgamation or consolidation (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) (iii) make any Acquisition or otherwise acquire any business or substantially all the property from, or capital stock of, or be a party to any acquisition of, any Person, except:

(a)                                 Investments permitted under Section 9.05(e);

(b)                                 the merger, amalgamation or consolidation of any Subsidiary Guarantor with or into any other Obligor;

(c)                                  the sale, lease, transfer or other disposition by any Subsidiary Guarantor of any or all of its property (upon voluntary liquidation or otherwise) to any other Obligor; and

(d)                                 the sale, transfer or other disposition of the capital stock of any Subsidiary Guarantor to any other Obligor; and

(e)                                  Permitted Acquisitions.

9.04                              Lines of Business.  Such Obligor will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than the business engaged in on the date hereof by Borrower or any Subsidiary or a business reasonably related thereto.

9.05                              Investments.  Such Obligor will not, and will not permit any of its Subsidiaries to, make, directly or indirectly, or permit to remain outstanding any Investments except:

(a)                                 Investments outstanding on the date hereof and identified in Schedule 9.05;

(b)                                 operating deposit accounts with banks;

(c)                                  extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business;

(d)                                 Permitted Cash Equivalent Investments;

(e)                                  Investments by any Obligor in Borrower’s wholly-owned Subsidiary Guarantors (for greater certainty, Borrower shall not be permitted to have any direct or indirect Subsidiaries that are not wholly-owned Subsidiaries);

(f)                                   Hedging Agreements entered into in the ordinary course of Borrower’s financial planning solely to hedge currency risks (and not for speculative purposes) and in an aggregate notional amount for all such Hedging Agreements not in excess of $250,000 (or the Equivalent Amount in other currencies);

(g)                                  Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

(h)                                 employee loans, travel advances and guarantees in accordance with Borrower’s usual and customary practices with respect thereto (if permitted by applicable law) which in the aggregate shall not exceed $250,000 outstanding at any time (or the Equivalent Amount in other currencies);

(i)                                     Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients; and

(j)                                    Investments permitted under Section 9.03.

9.06                              Restricted Payments.  Such Obligor will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, other than dividends paid by any Subsidiary Guarantor to any other Obligor.

9.07                              Payments of Indebtedness.  Such Obligor will not, and will not permit any of its Subsidiaries to, make any payments in respect of any Indebtedness other than (i) payments of the Obligations, (ii) scheduled payments of other Indebtedness and (iii) repayment of intercompany Indebtedness permitted in reliance upon Section 9.01(e).

9.08                              Change in Fiscal Year.  Such Obligor will not, and will not permit any of its Subsidiaries to, change the last day of its fiscal year from that in effect on the date hereof, except to change the fiscal year of a Subsidiary acquired in connection with an Acquisition to conform its fiscal year to that of Borrower.

9.09                              Sales of Assets, Etc.  Unless the prepayment required under Section 3.03(b)(i) simultaneously is made, such Obligor will not, and will not permit any of its Subsidiaries to, sell, lease, exclusively license for the United States (in terms of field of use), transfer, or otherwise dispose of any of its Property (including accounts receivable and capital stock of Subsidiaries), or forgive, release or compromise any amount owed to such Obligor or Subsidiary, in each case, in one transaction or series of transactions (any thereof, an “Asset Sale”), except:

(a)                                 transfers of cash in the ordinary course of its business for equivalent value;

(b)                                 sales of inventory in the ordinary course of its business;

(c)                                  the forgiveness, release or compromise of any amount owed to any Obligor or Subsidiary in the ordinary course of business;

(d)                                 development and other collaborative arrangements where such arrangements provide for the licenses or disclosure of Patents, Trademarks, Copyrights or other Intellectual Property rights in the ordinary course of business and consistent with general market practices where such license requires periodic payments based on per unit sales of a product over a period of time and provided that such licenses must be true licenses as opposed to licenses that are sales transactions in substance;

(e)                                  transfers of Property by any Subsidiary Guarantor to any other Obligor;

(f)                                   dispositions of any Property that is obsolete or worn out or no longer used or useful in the Business; and

(g)                                  any transaction permitted under Section 9.03 or 9.05.

9.10                              Transactions with Affiliates.  Such Obligor will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)                                 transactions between or among Obligors;

(b)                                 any transaction permitted under Section 9.01, 9.05, 9.06 or 9.09;

(c)                                  customary compensation and indemnification of, and other employment arrangements with, directors, officers and employees of Borrower or any Subsidiary in the ordinary course of business,

(d)                                 Borrower may issue Equity Interests to Affiliates in exchange for cash, provided that the terms thereof are no less favorable (including the amount of cash received by Borrower) to Borrower than those that would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower; and

(e)                                  the transactions set forth on Schedule 9.10.

9.11                              Restrictive Agreements.  Such Obligor will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any Restrictive Agreement other than (a) restrictions and conditions imposed by law or by this Agreement and (b) Restrictive Agreements listed on Schedule 7.15.

9.12                              Amendments to and Terminations of Material Agreements.  Such Obligor will not, and will not permit any of its Subsidiaries to, enter into any material amendment to or modification of any Material Agreement without the prior written consent of the Lender, which consent shall not be unreasonably withheld, conditioned or delayed.  Such Obligor (i) will not, and will not permit any of its Subsidiaries to, take or omit to take any action that results in the termination of any Material Agreement, and (ii) will, and will ensure that each of its

Subsidiaries will, ensure that no Material Agreement is terminated by any counterparty thereto prior to its stated date of expiration (in each case, unless such terminated Material Agreement is replaced with another agreement that, viewed as a whole, is on better terms for Borrower or such Subsidiary) without in each case the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld, conditioned or delayed.

9.13          Preservation of Borrower Lease; Operating Leases.

(a)           Notwithstanding any provision of this Agreement to the contrary, Borrower shall not:

(i)            Surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify or amend, the Borrower Lease, nor transfer, sell, assign, convey, dispose of, mortgage, pledge, hypothecate, assign or encumber any of its interest in, the Borrower Lease;

(ii)           Consent to, cause, agree to, or permit to occur any subordination, or consent to the subordination of, the Borrower Lease to any mortgage, deed of trust or other lien encumbering (or that may in the future encumber) the interest of Borrower Landlord in Borrower Facility;

(iii)          Waive, excuse, condone or in any way release or discharge Borrower Landlord of or from its material obligations, covenants and/or conditions under the Borrower Lease; or

(iv)          Elect to treat the Borrower Lease as terminated or rejected under subsection 365 of the Bankruptcy Code or other applicable Law.  Any such election made without Majority Lenders’ prior written consent shall be void.  If, pursuant to subsection 365 of the Bankruptcy Code or other applicable law, Borrower seeks to offset, against the rent reserved in the Borrower Lease, the amount of any damages caused by the nonperformance by Borrower Landlord of any of its obligations thereunder after the rejection by Borrower Landlord of the Borrower Lease under the Bankruptcy Code or other applicable Law, then Borrower shall not effect any offset of any amounts objected to by Majority Lenders.

(b)           Borrower will not, and will not permit any of its Subsidiaries to, make any expenditures in respect of operating leases, except for:

(i)            real estate operating leases;

(ii)           operating leases between Borrower and any of its wholly-owned Subsidiaries or between any of Borrower’s wholly-owned Subsidiaries; and

(iii)          operating leases that would not cause Borrower and its Subsidiaries, on a consolidated basis, to make payments exceeding $250,000 (or the Equivalent Amount in other currencies) in any fiscal year.

9.14          Sales and Leasebacks.  Except as disclosed on Schedule 9.14, such Obligor will not, and will not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any property (whether real, personal, or mixed), whether now owned or hereafter acquired, (i) which Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person and (ii) which Borrower or such Subsidiary intends to use for substantially the same purposes as property which has been or is to be sold or transferred.

9.15          Hazardous Material.  Such Obligor will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply could not reasonably be expected to result in a Material Adverse Change.

9.16          Accounting Changes.  Such Obligor will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.

9.17          Compliance with ERISA.  No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event that would, in the aggregate, have a Material Adverse Effect.  No Obligor or Subsidiary thereof shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

9.18          [***].  Obligors shall ensure that the sum of all acquisition consideration (including without limitation amounts spent in connection with achieving milestones), all development, marketing, and sales and training costs (excluding commissions, warranties and royalties), and all costs for purchases of related product for inventory prior to the first sale, in each case in connection with [***], through December 31, 2016, does not exceed $750,000, as required by clause (f)(iii) of the definition of Permitted Acquisition.

SECTION 10
FINANCIAL COVENANTS

10.01        Minimum Net Revenue.  As of the last day of each fiscal quarter set forth below, Net Revenue, for the six month period ending on such day, shall equal or exceed the amount set forth below opposite such fiscal quarter:

TEST DATE	MINIMUM NET REVENUE
The fiscal quarter ending on March 31, 2015	$	[***]
The fiscal quarter ending on June 30, 2015	$	[***]
The fiscal quarter ending on September 30, 2015	$	[***]
The fiscal quarter ending on December 31, 2015	$	[***]
The fiscal quarter ending on March 31, 2016	$	[***]
The fiscal quarter ending on June 30, 2016	$	[***]
The fiscal quarter ending on September 30, 2016	$	[***]
The fiscal quarter ending on December 31, 2016	$	[***]
The fiscal quarter ending on March 31, 2017	$	[***]
Each fiscal quarter ending on or after June 30, 2017	$	[***]

10.02        Minimum Liquidity Following Permitted Acquisitions.  If Borrower shall have consummated a Permitted Acquisition, Obligors shall maintain at all times on and after the date of such Permitted Acquisition the minimum Liquidity required by clause (f)(i)(D) or (f)(ii) (as applicable) of such definition.

SECTION 11

EVENTS OF DEFAULT

11.01        Events of Default.  Each of the following events shall constitute an “Event of Default”:

(a)           Borrower shall fail to pay any principal of any Loan, or any Revenue Interest Amount, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)           any Obligor shall fail to pay any Obligation (other than an amount referred to in Section 11.01(a)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)           (i) any representation or warranty made by or on behalf of Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document (including, without limitation, pursuant to any materials delivered pursuant to Section 8.01 or 8.02), or any amendment or modification hereof or thereof, or any certificate or financial statement, shall prove to have been incorrect when made, or (ii) any other report or other document (other than any materials delivered pursuant to Section 8.01 or 8.02) furnished pursuant to or in connection with this Agreement or any other Loan Document as part of Administrative Agent’s diligence request prior to the date hereof shall prove to have been incorrect in any material respect when provided; provided that this Section 11.01(c) shall not apply to any of the rainy day scenarios, including any calculations therein, provided to Lender;

(d)           any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01, 8.02, 8.03(a) (with respect to Borrower’s existence), 8.11, 8.12, 8.14, 8.15, 9 or 10;

(e)           any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 11.01(a), (b) or (d)) or any other Loan Document, and, in the case of any failure that is capable of cure, if such failure shall continue unremedied for a period of thirty (30) or more days;

(f)            Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace or cure period as originally provided by the terms of such Indebtedness;

(g)           (i) any material breach of, or “event of default” or similar event by any Obligor under, any Material Agreement, (ii) any material breach of, or “event of default” or similar event under, the documentation governing any Material Indebtedness shall occur, or (iii) any event or condition occurs (A) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 11.01(g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness.

(h)           any Obligor:

(i)            becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement or deed of company arrangement between it and any class of its creditors;

(ii)           commits an act of bankruptcy or makes an assignment of its property for the general benefit of its creditors or makes a proposal (or files a notice of its intention to do so);

(iii)          institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any federal, provincial or foreign Law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding;

(iv)          applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property; or

(v)           takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Section 11.01(h) or (i), or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof;

(i)            any petition is filed, application made or other proceeding instituted against or in respect of Borrower or any Subsidiary:

(i)            seeking to adjudicate it an insolvent;

(ii)           seeking a receiving order against it;

(iii)          seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), deed of company arrangement or composition of it or its debts or any other relief under any federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity; or

(iv)          seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property;

and, in each case, such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) days after the institution thereof; provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against Borrower or such Subsidiary thereunder in the interim, such grace period will cease to apply; provided further that if Borrower or such Subsidiary files an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period will cease to apply;

(j)            any other event occurs with respect to a Foreign Subsidiary that is an Obligor which, under the laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in either of Section 11.01(h) or (i);

(k)           one or more judgments for the payment of money in an aggregate amount in excess of $350,000 (or the Equivalent Amount in other currencies) shall be rendered against any Obligor or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment;

(l)            (i) an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in liability of Borrower and its Subsidiaries in an aggregate amount exceeding (i) $250,000 in any year or (ii) $750,000 for all periods until repayment of all Obligations;

(m)          a Change of Control shall have occurred and Borrower shall not have provided notice in accordance with Sections 3.03(b)(ii) and 8.02(m);

(n)           a Material Adverse Change shall have occurred;

(o)           any “Event of Default” as defined in the Revenue Interest Agreement shall have occurred;

(p)           (i) any Lien created by any of the Security Documents shall at any time not constitute a valid and perfected Lien on the applicable Collateral in favor of Administrative Agent, for the benefit of the Secured Parties, free and clear of all other Liens (other than Permitted Liens), except as a result of any action or failure to act by Administrative Agent or any Lender, (ii) except for expiration in accordance with its terms, any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 13) shall for whatever reason cease to be in full force and effect, or (iii) any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 13), or the enforceability thereof, shall be repudiated or contested by any Obligor; and

(q)           any injunction, whether temporary or permanent, shall be rendered against any Obligor that prevents the Obligors from selling or manufacturing the Product or its commercially available successors, or any of their other material and commercially available products in the United States for more than sixty (60) consecutive calendar days.

11.02        Remedies.  Upon the occurrence of any Event of Default, then, and in every such event (other than an Event of Default described in Section 11.01(h), (i) or (j)), and at any time thereafter during the continuance of such event, Majority Lenders may, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, shall become due and payable immediately (in the case of the Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of an Event of Default described in Section 11.01(h), (i) or (j), the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable immediately (in the case of the Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

SECTION 12

THE ADMINISTRATIVE AGENT

12.01        Appointment and Duties.  (a)  Appointment of Administrative Agent.  Each Lender hereby appoints Three Peaks (together with any successor Administrative Agent pursuant to Section 12.09) as the Administrative Agent hereunder and authorizes the Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Obligor or any of its Subsidiaries, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b)           Duties as Collateral and Disbursing Agent.  Without limiting the generality of Section 12.01(a), the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 11.01(h), (i) or (j) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 11.01(h), (i) or (j) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent, the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Obligor with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)           Limited Duties.  Under the Loan Documents, the Administrative Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 12.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document  to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in the foregoing clauses (i) through (iii).

12.02        Binding Effect.  Each Lender agrees that (i) any action taken by the Administrative Agent or the Majority Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of Majority Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Administrative Agent or the Majority Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

12.03        Use of Discretion.  (a)  No Action without Instructions.  The Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Majority Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b)           Right Not to Follow Certain Instructions.  Notwithstanding Section 12.03(a), the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Person thereof or (ii) that is, in the opinion of the Administrative Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

12.04        Delegation of Rights and Duties.  The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party).  Any such Person shall benefit from this Section 12 to the extent provided by the Administrative Agent.

12.05        Reliance and Liability.  (a)  The Administrative Agent may, without incurring any liability hereunder, (i) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Obligor) and (ii) rely and act upon any document and information and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b)           None of the Administrative Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and each Obligor hereby waives and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, the Administrative Agent:

(i)            shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Majority Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);

(ii)           shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)          makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person, in or in connection with any Loan Document or any transaction contemplated therein, whether or not transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Loan Documents; and

(iv)          shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Obligor or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower, any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case the Administrative Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender and each Obligor hereby waives and agrees not to assert any right, claim or cause of action it might have against the Administrative Agent based thereon.

12.06        Administrative Agent Individually.  The Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Obligor or Affiliate thereof as though it were not acting the Administrative Agent and may receive separate fees and other payments therefor.  To the extent the Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Majority Lender”, and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Majority Lenders, respectively.

12.07        Lender Credit Decision.  Each Lender acknowledges that it shall, independently and without reliance upon the Administrative Agent, any Lender or any of their Related Persons or upon any document (including the Disclosure Documents) solely or in part because such document was transmitted by the Administrative Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Obligor and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.

12.08        Expenses; Indemnities.  (a)  Each Lender agrees to reimburse the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Obligor) promptly upon demand for such Lender’s Pro Rata Share of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Obligor) that may be incurred by the Administrative Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b)           Each Lender further agrees to indemnify the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Obligor), from and against such Lender’s aggregate Pro Rata Share of the Liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Administrative Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to the Administrative Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.  For purposes of clarification, Liabilities indemnified under this Section 12.08(b) include any and all documentary stamp taxes due to the State of Florida or any department or agency thereof in connection with the execution and delivery of any Loan Document, including any interest, fines, penalties, costs or other charges thereon, regardless of when, or the party against whom, the same may be assessed or imposed.  In the event a documentary stamp tax assessment is made against any Obligor or Secured Party, Obligors shall pay the full amount of such assessment before a warrant for the collection of the same is issued by the Florida Department of Revenue.  No Obligor shall contest or otherwise challenge the assessment, except in connection with a contest of the applicability of such assessment or a request for a refund in accordance with the applicable regulations adopted by the Florida Department of Revenue.  Each Obligor waives all defenses to any action or actions by any Secured Party to enforce the Loan Documents or collect the Obligations based upon the non-payment of the documentary stamp taxes as provided in Section 201.08(1), Florida Statutes.

12.09        Resignation of Administrative Agent.  (a)  The Administrative Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrower, effective on the date set forth in such notice or, if not such date is set forth therein, upon the date such notice shall be effective.  If the Administrative Agent delivers any such notice, the Majority Lenders shall have the right to appoint a successor Administrative Agent.  If, within 30 days after the retiring Administrative Agent having given notice of resignation, no successor Administrative Agent has been appointed by the Majority Lenders that has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders.  Each appointment under this Section 12.09(a)

shall be subject to the prior consent of Borrower, which may not be unreasonably withheld but shall not be required during the continuance of a Default.

(b)                                 Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 12.03, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents.

12.10                       Release of Collateral or Guarantors.  Each Lender hereby consents to the release and hereby directs the Administrative Agent to release (or, in the case of Section 12.10(b)(ii), release or subordinate) the following:

(a)                                 any Subsidiary of Borrower from its guaranty of any Obligation of any Obligor if all of the Equity Interests in such Subsidiary owned by any Obligor or any of its Subsidiaries are disposed of in an Asset Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Asset Sale, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 8.12; and

(b)                                 any Lien held by the Administrative Agent for the benefit of the Secured Parties against (i) any Collateral that is disposed of by an Obligor in an Asset Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 8.12 after giving effect to such Asset Sale have been granted, (ii) any property subject to a Lien described in Section 9.02(c) and (iii) all of the Collateral and all Obligors, upon (A) termination of the Commitments, (B) payment and satisfaction in full of all Loans and all other Obligations that the Administrative Agent has been notified in writing are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations, in amounts and on terms and conditions and with parties satisfactory to the Administrative Agent and each Indemnitee that is owed such Obligations and (D) to the extent requested by the Administrative Agent, receipt by the Secured Parties of liability releases from the Obligors each in form and substance acceptable to the Administrative Agent.

Each Lender hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance notice from Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 12.10.

12.11                       Additional Secured Parties.  The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Section 12 and Sections 11.08, 11.09 and 11.19 and the decisions and actions of the Administrative Agent and the Majority Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 12.08 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept, (b) each of the Administrative Agent and each Lender shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

SECTION 13
GUARANTEE

13.01                       The Guarantee.  The Subsidiary Guarantors hereby jointly and severally guarantee to Administrative Agent and the Lenders, and their successors and assigns, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans, all fees and other amounts and Obligations from time to time owing to Administrative Agent or the Lenders by Borrower under this Agreement or under any other Loan Document and by any other Obligor under any of the Loan Documents (including without limitation all Revenue Interest Amounts), in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”).  The Subsidiary Guarantors hereby further jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

13.02                       Obligations Unconditional.  The obligations of the Subsidiary Guarantors under Section 13.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 13.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a)                                 at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)                                 any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c)                                  the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein  shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d)                                 any lien or security interest granted to, or in favor of, the Secured Parties as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Administrative Agent or the Lenders exhaust any right, power or remedy or proceed against Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

13.03                       Reinstatement.  The obligations of the Subsidiary Guarantors under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify Administrative Agent and the Lenders on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Persons in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

13.04                       Subrogation.  The Subsidiary Guarantors hereby jointly and severally agree that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 13.01, whether by subrogation or otherwise, against Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

13.05                       Remedies.  The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors, on one hand, and Administrative Agent and the Lenders, on the other hand, the obligations of Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 13.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 13.01.

13.06                       Instrument for the Payment of Money.  Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 13 constitutes an instrument for the payment of money, and consents and agrees that Administrative Agent and the Lenders, at their sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

13.07                       Continuing Guarantee.  The guarantee in this Section 13 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

13.08                       Rights of Contribution.  The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations.  The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 13.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 13 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 13.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary

Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the first Borrowing date, as of such Borrowing date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

13.09                       General Limitation on Guarantee Obligations.  In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 13.01 would otherwise, taking into account the provisions of Section 13.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, Administrative Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 14
EQUITY PURCHASE

14.01                       Equity Purchase.  Subject to the terms and conditions set forth herein, on the initial Borrowing Date, Borrower shall issue and sell to the Lenders, and the Lenders shall purchase from Borrower, the number of Shares equal to the Subscription Amount divided by the Per Share Purchase Price (the “Equity Purchase”).  Borrower shall deliver the Shares to the Lenders, against payment by the Lenders of the Subscription Amount by wire transfer of Federal (same day) funds to the account specified by Borrower to the Lenders at least forty-eight hours in advance, by causing the Transfer Agent to credit the Shares to the account of the Lenders.

14.02                       Conditions Precedent.  (a)  Lenders’ obligation to purchase the Shares on the initial Borrowing Date shall be subject to the conditions precedent set forth in Sections 6.01 and 6.03.

(b)                                 Borrower’s obligation to issue and sell the Shares hereunder shall be subject to (i) the accuracy of the representations and warranties of the Lenders contained in Section 14.03 herein as of the date of this Agreement and as of the initial Borrowing Date and (ii) payment of the Subscription Amount as set forth in Section 14.01.

14.03                       Representations, Warranties and Covenants of the Lenders.  Lenders hereby represent and warrant to Borrower as follows:

(a)                                 The Lenders have received Borrower’s Registration Statement and Prospectus.

(b)                                 The Lenders are knowledgeable, sophisticated and experienced in making, and qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares.

(c)                                  The Lenders understand that nothing in the Prospectus and any supplement thereto, this Agreement or any other materials presented to such Lenders in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Lenders have consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

14.04                       Subsequent Equity Sales.  (a)  In the event that Borrower sells any of its equity securities (or rights, options or warrants to purchase such equity interests, or securities of any type whatsoever that are convertible into or exchangeable for equity securities) to a third party within twelve months after the date hereof (a “Subsequent Sale”) at a lower price per share than the Per Share Purchase Price, or with warrants or where the terms of such Subsequent Sale are otherwise more favorable than the terms set forth in this Section 14 taking into account all material aspects of the transaction, including, without limitation, the type, terms and price of such securities but without regard to whether such securities have been registered under the Securities Act, then in such case Borrower agrees that (i) the terms set forth in this Section 14 shall be amended so as to match the more favorable terms of such Subsequent Sale with respect to the Shares, and with respect to the Shares the Lenders shall be entitled to all of the rights, preferences, privileges or other benefits afforded to the purchasers of Subsequent Sale Securities as a result of their purchase of such securities and (ii) Borrower shall deliver to the Lenders such an additional amount of its equity securities (or rights, options or warrants to purchase such equity interests, or securities of any type whatsoever that are convertible into or exchangeable for equity securities) as the Lenders would have been entitled to pursuant to such amended terms (the “Subsequent Sale Securities”).  The Subsequent Sale Securities and the Shares shall be entitled to the same terms and conditions (including, without limitation, any rights related to the registration of the such securities pursuant to the registration requirements of the Securities Act) as were set forth in the Subsequent Sale.  For clarity, nothing in this Section 14.04 shall require Lenders to relinquish any Shares or waive any rights granted hereunder with respect to the issuance of the Shares.  Notwithstanding any provision to the contrary herein, to the extent that the Per Share Purchase Price is less than the greater of (i) $2.60 per share, the consolidated closing bid price of Common Stock reported on the NASDAQ Capital Market as of November 11, 2014 or (ii) $1.28 per share, the book value of Common Stock (such greater amount, the “Excluded Share Price”), the sum of the number of such Subsequent Sale Securities and the Shares, together with the number of shares of Common Stock PDL BioPharma, Inc. (“PDL”) purchased from the Company concurrent with the Equity Issuance, shall not exceed 19.99% of the Borrower’s outstanding Common Stock immediately before the issuance of the Shares.  In the event that the foregoing sentence, or Section 14.04(c),  operates to prevent the acquisition by any Lender of any number of Subsequent Sale Securities (the “Excluded Shares”), Borrower promptly shall pay to Agent, for the account of Lenders, an amount equal to the product of (x) the Excluded Share Price and (y) the number of Excluded Shares.

(b)                                 A Subsequent Sale shall not include the issuance of securities or options to employees, officers, directors or consultants of Borrower pursuant to the approved employee option pool or any other employee stock purchase or option plan existing as of the date hereof.

(c)                                  Notwithstanding the rights set forth in this Section 14.04, in no event shall the number of Shares plus Subsequent Sale Securities issued to the Lenders result in the Lenders holding in aggregate twenty percent (20%) or more of Borrower’s outstanding common stock; provided, however, that the Lenders may be issued Subsequent Sale Securities that exceed such ownership limitation as is set forth in this Section 14.04(c) to the extent that such issuance would not require a shareholder vote by the Company.

(d)                                 The Lenders acknowledge and agree that they are in possession of material non-public information of the Borrower and shall not trade any shares of the Common Stock until the Borrower has filed with the SEC (i) its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, and (ii) its Current Report on Form 8-K regarding the transactions contemplated by this Agreement and the PDL Securities Purchase Agreement.

(e)                                  The Lenders acknowledge and agree that the Equity Purchase is a separate, distinct and unrelated transaction from the Loans, and the Equity Purchase has not in any way served as an inducement for the Lenders to advance the Loans.

SECTION 15
MISCELLANEOUS

15.01                       No Waiver.  No failure on the part of Administrative Agent or the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

15.02                       Notices.  All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy) delivered, if to Borrower, another Obligor, Administrative Agent or any Lender, to its address specified on the signature pages hereto or its Guarantee Assumption Agreement, as the case may be, or at such other address as shall be designated by such party in a notice to the other parties.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid.  All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).

15.03                       Expenses, Indemnification, Etc.

(a)                                 Expenses.  Borrower agrees to pay or reimburse (i) Administrative Agent and the Lenders for all of their reasonable out of pocket costs and expenses (including the reasonable fees and expenses of Morrison & Foerster LLP, special counsel to Administrative Agent the

Lenders, and any sales, goods and services or other similar taxes applicable thereto, and printing, reproduction, document delivery, communication and travel costs) in connection with (x) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans (exclusive of post-closing costs), (y) post-closing costs and (z) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (ii) Administrative Agent the Lenders for all of their out of pocket costs and expenses (including the fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default; provided, however, that Borrower shall not be required to pay or reimburse any amounts pursuant to Section 15.03(a)(i)(x) in excess of $150,000.

(b)                                 Indemnification.  Borrower hereby indemnifies Administrative Agent, the Lenders, and their respective Affiliates, directors, officers, employees, attorneys, agents, advisors and controlling parties (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all Claims and Losses of any kind (including reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Loans, whether or not such investigation, litigation or proceeding is brought by Borrower, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Section 6 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such Claim or Loss is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.  No Obligor shall assert any claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans.  Borrower, its Subsidiaries and Affiliates and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties are each sometimes referred to in this Agreement as a “Borrower Party.”  No Lender shall assert any claim against any Borrower Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans.

15.04                       Amendments, Etc.  Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by Borrower and the Majority Lenders; provided however, that:

(a)                                 the consent of all of the Lenders shall be required to:

(i)                                     amend, modify, discharge, terminate or waive any of the terms of this Agreement if such amendment, modification, discharge, termination or waiver would increase the amount of such Lender’s Loans; or

(ii)                                  amend this Section 15.04; and

(b)                                 no amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, the Administrative Agent (or otherwise modify any provision of Section 12 or the application thereof) unless in writing and signed by the Administrative Agent in addition to any signature otherwise required.

15.05                       Successors and Assigns.

(a)                                 General.  The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of the Lenders.  Any of the Lenders may assign or otherwise transfer any of its rights or obligations hereunder or under any of the other Loan Documents to an assignee in accordance with the provisions of Section 15.05(b), (ii) by way of participation in accordance with the provisions of Section 15.05(e) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 15.05(f).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 15.05(d) and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Subject to the following sentence, any of the Lenders may at any time assign to one or more Eligible Transferees (or, if an Event of Default has occurred and is continuing, to any Person) all or a portion of their rights and obligations under this Agreement (including all or a portion of the Commitment and the Loans at the time owing to it) and the other Loan Documents; provided that, (i) unless an Event of Default has occurred and is continuing, immediately following such assignment, “Majority Lenders” must remain comprised of Initial Lender and/or any other Affiliates of Oberland Capital Healthcare Master Fund LP (“Oberland”), and (ii) Initial Lender shall be jointly and severally liable with its assignee (or assignees, in the case of more than one assignment by Initial Lender) for such assignee Lender(s)’ Commitments through the last day of the Commitment Period.  Notwithstanding the foregoing, no such assignment shall be made to Borrower, an Affiliate of Borrower, or any employees or directors of Borrower at any time.  Subject to the recording thereof by the Lenders pursuant to Section 15.05(c), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of the Lenders under this Agreement and the other Loan Documents, and correspondingly the assigning Lender shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of a Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) and the other Loan Documents but shall continue to be entitled to the benefits of Section 5 and Section 15.03.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 15.05(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 15.05(e).

(c)                                  Amendments to Loan Documents.  Each of Administrative Agent, the Lenders and the Obligors agrees to enter into such amendments to the Loan Documents, and such additional Security Documents and other instruments and agreements, in each case in form and substance reasonably acceptable to Administrative Agent, the Lenders and the Obligors, as shall reasonably be necessary to implement and give effect to any assignment made under this Section 15.05.

(d)                                 Register.  Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices a register for the recordation of the name and address of any assignee of the Lenders and the Commitment and outstanding principal amount of the Loans owing thereto (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and Borrower shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the “Lender” hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by Borrower, at any reasonable time and from time to time upon reasonable prior notice.

(e)                                  Participations.  Any of the Lenders may at any time, without the consent of, or notice to, Borrower, sell participations to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower shall continue to deal solely and directly with the Lenders in connection therewith.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest.  Subject to Section 15.05(e), Borrower agrees that each Participant shall be entitled to the benefits of Section 5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 15.05(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.04(a) as though it were the Lender.

(f)                                   Limitations on Rights of Participants.  A Participant shall not be entitled to receive any greater payment under Section 5.01 than a Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent.

(g)                                  Certain Pledges.  The Lenders may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any other Loan Document to secure obligations of the Lenders, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lenders from any of their obligations hereunder or substitute any such pledgee or assignee for the Lenders as a party hereto.

15.06                 Survival.  The obligations of Borrower under Sections 5.01, 15.03, 15.05, 15.09, 15.10, 15.11, 15.12, 15.13, 15.14 and Section 13 (solely to the extent guaranteeing any of the obligations under the foregoing Sections) shall survive the repayment of the Obligations and the termination of the Commitment and, in the case of the Lenders’ assignment of any interest in the Commitment or the Loans hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that the Lenders may cease to be  “Lenders” hereunder. In addition, each representation and warranty made, or deemed to be made by a Notice of Borrowing, herein or pursuant hereto shall survive the making of such representation and warranty.

15.07                 Captions.  The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

15.08                 Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

15.09                 Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

15.10                 Jurisdiction, Service of Process and Venue.

(a)                                 Submission to Jurisdiction.  Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in New York, New York or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.  This Section 15.10(a) is for the benefit of Administrative Agent and the Lenders only and, as a result, neither Administrative Agent nor any Lender shall be prevented from taking proceedings in any other courts with jurisdiction.  To the extent allowed by applicable Laws, Administrative Agent and the Lenders may take concurrent proceedings in any number of jurisdictions.

(b)                                 Alternative Process.  Nothing herein shall in any way be deemed to limit the ability of Administrative Agent or the Lenders to serve any such process or summonses in any other manner permitted by applicable law.

(c)                                  Waiver of Venue, Etc.  Each Obligor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Obligor is or may be subject, by suit upon judgment.

15.11                 Waiver of Jury Trial.  EACH OBLIGOR AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

15.12                 Waiver of Immunity.  To the extent that any Obligor may be or become entitled to claim for itself or its Property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.

15.13                 Entire Agreement.  This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  EACH OBLIGOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IN DECIDING TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR IN TAKING OR NOT TAKING ANY ACTION HEREUNDER OR THEREUNDER, IT HAS NOT RELIED, AND WILL NOT RELY, ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR UNDERSTANDING, WHETHER WRITTEN OR ORAL, OF OR WITH ADMINISTRATIVE AGENT OR THE LENDERS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

15.14                 Severability.  If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

15.15                 No Fiduciary Relationship.  Borrower acknowledges that Administrative Agent and the Lenders have no fiduciary relationship with, or fiduciary duty to, Borrower arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between the Lenders and Borrower is solely that of creditor and debtor.  This Agreement and the other Loan Documents do not create a joint venture among the parties.

15.16                 Confidentiality.  The Lenders agree to maintain the confidentiality of the Confidential Information (as defined in the Confidentiality Agreement (defined below)) in accordance with the terms of that certain confidentiality agreement effective as of September 3, 2014 between Borrower and Oberland Capital Healthcare LP (the “Confidentiality Agreement”).  Any new Lender that becomes party to this Agreement hereby agrees to be bound by the terms of the Confidentiality Agreement.  The parties to this Agreement shall prepare a mutually agreeable press release announcing the completion of this transaction on the first Borrowing date.

15.17                 USA PATRIOT Act.  Administrative Agent and the Lenders hereby notify Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), they are required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Person to identify Borrower in accordance with the Act.

15.18                 Maximum Rate of Interest.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (in each case, the “Maximum Rate”).  If the Lenders shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans, and not to the payment of interest, or, if the excessive interest exceeds such unpaid principal, the amount exceeding the unpaid balance shall be refunded to the applicable Obligor.  In determining whether the interest contracted for, charged, or received by the Lenders exceeds the Maximum Rate, the Lenders may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Indebtedness and other obligations of any Obligor hereunder, or (d) allocate interest between portions of such Indebtedness and other obligations under the Loan Documents to the end that no such portion shall bear interest at a rate greater than that permitted by applicable Law.

15.19                 Certain Waivers.

(a)                                 Real Property Security Waivers.

(i)                                     Each Obligor acknowledges that all or any portion of the Obligations may now or hereafter be secured by a Lien or Liens upon real property evidenced by certain documents including, without limitation, deeds of trust and assignments of rents.  Secured Parties may, pursuant to the terms of said real property security documents and applicable law, foreclose under all or any portion of one or more of said Liens by means of judicial or nonjudicial sale or sales.  Each Obligor agrees that Secured Parties may exercise whatever rights and remedies they may have with respect to said real property security, all without affecting the liability of any Obligor under the Loan Documents, except to the extent Secured Parties realize payment by such action or proceeding.  No election to proceed in one form of action or against any party, or on any obligation shall constitute a waiver of Secured Parties’ rights to proceed in any other form of action or against any Obligor or any other Person, or diminish the liability of any Obligor, or affect the right of Secured Parties to proceed against any Obligor for any deficiency, except to the extent Secured Parties realize payment by such action, notwithstanding the effect of such action upon any Obligor’s rights of subrogation, reimbursement or indemnity, if any, against Obligor or any other Person.

(ii)                                  To the extent permitted under applicable law, each Obligor hereby waives any rights and defenses that are or may become available to such Obligor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

(iii)                               To the extent permitted under applicable law, each Obligor hereby waives all rights and defenses that such Obligor may have because the Obligations are or may be secured by real property.  This means, among other things:

(A)                               Secured Parties may collect from any Obligor without first foreclosing on any real or personal property collateral pledged by any other Obligor;

(B)                               If Secured Parties foreclose on any real property collateral pledged by any Obligor:

(1)                                 The amount of the Loans may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

(2)                                 Secured Parties may collect from each Obligor even if Secured Parties, by foreclosing on the real property collateral, have destroyed any right that such Obligor may have to collect from any other Obligor.

(3)                                 To the extent permitted under applicable law, this is an unconditional and irrevocable waiver of any rights and defenses each Obligor may have because the Obligations are or may be secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

(iv)                              To the extent permitted under applicable law, each Obligor waives all rights and defenses arising out of an election of remedies by Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Obligor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(b)                                 Waiver of Marshaling.  WITHOUT LIMITING THE FOREGOING IN ANY WAY, EACH OBLIGOR HEREBY IRREVOCABLY WAIVES AND RELEASES, TO THE EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS IT MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW, CONTRACT OR OTHERWISE) TO REQUIRE THE MARSHALING OF ANY ASSETS OF ANY OBLIGOR, WHICH RIGHT OF MARSHALING MIGHT OTHERWISE ARISE FROM ANY PAYMENTS MADE OR OBLIGATIONS PERFORMED.

15.20                 Joint and Several Liability of Oberland.  Oberland hereby agrees that it shall be jointly and severally liable with Lenders for Lenders’ Commitments (as reduced by any Borrowings) through the last day of the Commitment Period.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

AXOGEN, INC.

By	/s/ Karen Zaderej
Name:	Karen Zaderej
Title:	President and CEO

Address for Notices:
13631 Progress Blvd, Suite 400
Alachua, FL 32615
Attn:	Bob Johnston
Tel.:	(386) 462-6856
Fax:	(386) 462-6803
Email:	bjohnston@axogeninc.com

SUBSIDIARY GUARANTORS:

AXOGEN CORPORATION

By	/s/ Karen Zaderej
Name: Karen Zaderej
Title: President and CEO

Address for Notices:
13631 Progress Blvd, Suite 400
Alachua, FL 32615
Attn:	Bob Johnston
Tel.:	(386) 462-6856
Fax:	(386) 462-6803
Email:	bjohnston@axogeninc.com

ADMINISTRATIVE AGENT:

THREE PEAKS CAPITAL S.A.R.L.

By	/s/ Andrew Rubinstein
Andrew Rubinstein
Manager

Address for Notices:

c/o Oberland Capital
1700 Broadway, 29th Floor
New York, NY 10019
Attn:	Andrew Rubinstein
Tel.:	(212) 257-5858
Fax:	(212) 257-5851

LENDERS:

THREE PEAKS CAPITAL S.A.R.L.

By	/s/ Andrew Rubinstein
Andrew Rubinstein
Manager

Address for Notices:

c/o Oberland Capital
1700 Broadway, 29th Floor
New York, NY 10019
Attn:	Andrew Rubinstein
Tel.:	(212) 257-5858
Fax:	(212) 257-5851

Solely for purposes of Section 15.20:

OBERLAND CAPITAL HEALTHCARE MASTER FUND LP

By	/s/ Andrew Rubinstein
	Name:	Andrew Rubinstein
	Title:	Member

Address for Notices:

c/o Oberland Capital
1700 Broadway, 29th Floor
New York, NY 10019
Attn:	Andrew Rubinstein
Tel.:	(212) 257-5858
Fax:	(212) 257-5851

Schedule 1 to Term Loan Agreement

COMMITMENTS

Lender	Commitment	Proportionate Share
Three Peaks Capital S.a.r.l.	$32,000,000	100%
TOTAL	$32,000,000	100%

Schedule 2 to Term Loan Agreement

PERMITTED ACQUISITIONS

[***]

Schedule 7.05(b) to Term Loan Agreement

CERTAIN INTELLECTUAL PROPERTY

Owner or Licensee of IP	Name and Type of IP (e.g., patent, TM, ©, mask work)	Registration or Application No.	Registration or Application Date	Owned or Licensed?	Anticipated Expiration Date
AxoGen Corporation	US Published Patent Application (AxoGen)	20090264871	10/1/2013	Owned	N/A
AxoGen Corporation	Canada Patent Application (AxoGen)	2,721,945	4/21/2009	Owned	N/A
AxoGen Corporation	European Patent Application (AxoGen)	EP2276410	4/21/2009	Owned	N/A
AxoGen Corporation	AxoGen Nerve Regeneration - Nerve Recovery Training Video (Copyright)	Pau003375221	2009	Owned	N/A
AxoGen Corporation	LB-122 AVANCE 70 AG-T-1 Instructions for Use: AxoGen Product (Copyright)	V3622D050	2012	Owned	N/A
AxoGen Corporation	LB-123 AxoGuard Nerve Connector Instructions for Use (Copyright)	V3622D050	2012	Owned	N/A
AxoGen Corporation	LB-124 AxoGuard Nerve Protector Instructions for Use (Copyright)	V3622D050	2012	Owned	N/A
AxoGen Corporation	(Canada Trademark)	1436230	4/28/2009	Owned	N/A
AxoGen Corporation	AXOGUARD (Canada Trademark)	1436230	4/28/2009	Owned	N/A
AxoGen Corporation	AxoGen (Canada Trademark)	1339181 TMA763833	3/13/2007 4/9/2010	Owned	N/A
AxoGen Corporation	AVANCE NERVE GRAFT (Canada Trademark)	1339356 TMA763791	3/14/2007 4/9/2010	Owned	N/A
AxoGen Corporation	(European Trademark)	005791521 005791521	3/13/2007 3/13/2007	Owned	N/A
AxoGen Corporation	AVANCE NERVE GRAFT (European Trademark)	005783352 005783352	3/14/2007 2/9/2008	Owned	N/A
AxoGen Corporation	AXOGEN NERVE REGENERATION (Japan Trademark)	2007-37127 5165944	4/13/2007 9/12/2018	Owned	N/A
AxoGen Corporation	AVANCE NERVE GRAFT (Japan Trademark)	2007-37128 5131894	4/13/2007 4/25/2008	Owned	N/A

Schedule 7.05(b)-1

Owner or Licensee of IP	Name and Type of IP (e.g., patent, TM, ©, mask work)	Registration or Application No.	Registration or Application Date	Owned or Licensed?	Anticipated Expiration Date
AxoGen Corporation	AVANCE NERVE GRAFT (Mexico Trademark)	0843615 1016747	3/21/2007 12/7/2007	Owned	N/A
AxoGen Corporation	AXOGEN NERVE REGENERATION (Mexico Trademark)	0843618 1013259	3/21/2007 11/26/2007	Owned	N/A
AxoGen Corporation	AXOGEN NERVE REGENERATION (Mexico Trademark)	08543617	3/21/2007	Owned	N/A
AxoGen Corporation	AXOGEN NERVE REGENERATION (Mexico Trademark)	08543619	3/21/2007	Owned	N/A
AxoGen Corporation	AXOGUARD (U.S. Trademark)	77604199	10/30/2008	Owned	N/A
AxoGen Corporation	(U.S. Trademark)	77604196	10/30/2008	Owned	N/A
AxoGen Corporation	AXOGEN (U.S. Trademark)	78974174	9/14/2006	Owned	N/A
AxoGen Corporation	AXOGEN (U.S. Trademark)	78980974	9/14/2006	Owned	N/A
AxoGen Corporation	(U.S. Trademark)	77047475	11/20/2006	Owned	N/A
AxoGen Corporation	(U.S. Trademark)	77976702	11/20/2006	Owned	N/A
AxoGen Corporation	AVANCE (U.S. Trademark)	78974529	9/14/2006	Owned	N/A
AxoGen Corporation	(U.S. Trademark)	77100843	2/6/2007	Owned	N/A
AxoGen Corporation	RANGER (U.S. Trademark)	8559906	4/5/2012	Owned	N/A
AxoGen Corporation	(U.S. Trademark)	85598373	4/16/2012	Owned	N/A
AxoGen Corporation.	(US Trademark)	86381110	8-29-2014	Owned
AxoGen Corporation.	AXOTOUCH (US Trademark)	86339751	7/17/2014	Owned
AxoGen Corporation.	Patent Application	US 11/535,214	9/26/2006	Owned	Patent Application — not pursuing

Schedule 7.05(b)-2

Owner or Licensee of IP	Name and Type of IP (e.g., patent, TM, ©, mask work)	Registration or Application No.	Registration or Application Date	Owned or Licensed?	Anticipated Expiration Date
AxoGen Corporation.	Patent Application	PCT-US- 2009-001407	3/5/2009	Owned	Patent Application - N/A
AxoGen Corporation.	Patent Application	US 12/921,253	12/20/2010	Owned	Patent Application - N/A
AxoGen Corporation.	Patent Application	US 61/409,786	11/3/2010	Owned	Patent Application - N/A
AxoGen Corporation.	Patent Application	US 13/035,535	2/25/2011	Owned	Patent Application - N/A
AxoGen Corporation.	Patent Application	PCT-US- 2011-026319	2/25/2011	Owned	Patent Application - N/A
AxoGen Corporation.	Patent Application	US 61/705,251	9/25/2012	Owned	Patent Application — N/A
AxoGen Inc.	Treating viral infection at smallpox vaccination site US Patent	7,288,265	10/30/2007	Owned	1-2023
AxoGen Inc.	Psoriasis patch US Patent	6,830,758	12/14/2004	Owned	4-2021
AxoGen, Inc.	Acne patch US Patent	6,495,158	12/17/2002	Owned	1-2019
AxoGenInc .	Antipruritic patch US Patent	6,469,227	10/22/2002	Owned	5-2020
AxoGen Inc .	Therapeutic method for treating acne or isolated pimples and adhesive patch therefor US Patent	6,455,065	9/24/2002	Owned	5-2019
AxoGen Inc .	Aqueous gel and package for a wound dressing and method US Patent	6,406,712	6/18/2002	Owned	6-2019
AxoGen Inc.	Treating traumatic burns or blisters of the skin US Patent	6,348,212	2/19/2002	Owned	5-2019
AxoGen Inc.	Inhalation therapy decongestant with foraminous carrier US Patent	6,090,403	7/18/2000	Owned	8-2018
AxoGen Inc.	Biologically active aqueous gel wound dressing US Patent	5,804,213	10/9/1991	Owned	9-2015

Schedule 7.05(b)-3

Owner or Licensee of IP	Name and Type of IP (e.g., patent, TM, ©, mask work)	Registration or Application No.	Registration or Application Date	Owned or Licensed?	Anticipated Expiration Date
AxoGen Corporation.	Nerve elevator and method of use US Patent	US61/125,086	4/21/2008	Owned
AxoGen Corporation.	Nerve elevator and method of use US Patent	WO 2009/132012 PCT/US09/41266	4/21/2009	Owned
AxoGen Corporation	AxoGen nerve regeneration — nerve recovery training video & 4 other titles (Copyright)	V3622D050	2012	Owned
AxoGen Corporation	AxoGen nerve regeneration — nerve recovery training video Pau 3-375-221 (Copyright)	V3608D804	2011	Owned
AxoGen Corporation	AxoGen Nerve Regeneration — Nerve Recovery Training Video Pau 3-375-221 (Copyright)	V3586D387	2010	Owned
AxoGen Corporation	AxoGen nerve regeneration — nerve recovery training video Pau3375221 (Copyright)	V3622D050	2012	Owned
AxoGen Corporation.	Biodegradable, electrically conducting polymer for tissue engineering applications (US Patent)	60/279,019	03/27/2001	Licensed
AxoGen Corporation.	Biodegradable, electrically conducting polymer for tissue engineering applications (US Patent)	6696575 20030066987 10/107,705	02/24/2004	Licensed
AxoGen Corporation.	Biodegradable, electrically conducting polymer for tissue engineering applications (US Patent)	10/744,244	12/23/2003	Licensed
AxoGen Corporation.	Biodegradable, electrically conducting polymer for tissue engineering applications (US Patent)	WO02076288 PCT/US2002/009514	03/27/2002	Licensed
AxoGen Corporation.	Cell-free tissue replacement for tissue engineering (US Patent)	60/414,278	09/27/2002	Licensed

Schedule 7.05(b)-4

Owner or Licensee of IP	Name and Type of IP (e.g., patent, TM, ©, mask work)	Registration or Application No.	Registration or Application Date	Owned or Licensed?	Anticipated Expiration Date
AxoGen Corporation.	Cell-free tissue replacement for tissue engineering (US Patent)	7402319 20050043819 10/672,689	07/22/2008	Licensed
AxoGen Corporation.	Cell-free tissue replacement for tissue engineering (US Patent)	8758794 20090030269 12/135,772	06/24/2014	Licensed
AxoGen Corporation.	Cell-free tissue replacement for tissue engineering (US Patent)	20140248325 14/274,156	05/09/2014	Licensed
AxoGen Corporation.	Keratanase and heparinase promotion of nerve regeneration (US Patent)	60/540,522	01/30/2004	Licensed
AxoGen Corporation.	Method for promoting axonal outgrowth in damaged nerves (US Patent)	7772185 20050244399 11/051,996	08/10/2010	Licensed
AxoGen Corporation.	Materials and Method for Promotion of Nerve Regeneration (US Patent)	US20100268336 12/824,724	06/28/2010	Licensed
AxoGen Corporation.	Materials and Method for Promotion of Nerve Regeneration (US Patent)	WO2005074655 PCT/US2005/003687	01/31/2005	Licensed
AxoGen Inc.	Antiviral patch (US Patent)	US20070026056 11/535,214	09/26/2006	Owned
AxoGen Inc	Antiviral patch (US Patent)	US 09/688,445	10/16/2000	Owned
AxoGen Inc.	Treating viral infection at smallpox vaccination site (US Patent)	WO2004062600 PCT/US2004/000392	01/08/2004	Owned
AxoGen Inc	Aqueous gel and package for a wound dressing and method (US Patent)	US 07/774,064	10/09/1991	Owned
AxoGen Inc	Mixing and dispensing package for a wound dressing (US Patent)	US 07/913,151	07/14/1995	Owned
AxoGen Inc	Biologically active aqueous gel wound dressing (US Patent)	5804213 07/914,751	09/08/1998	Owned

Schedule 7.05(b)-5

Owner or Licensee of IP	Name and Type of IP (e.g., patent, TM, ©, mask work)	Registration or Application No.	Registration or Application Date	Owned or Licensed?	Anticipated Expiration Date
AxoGen Inc	Aqueous gel and package for a wound dressing and method (US Patent)	6406712 08/328,619	06/18/2002	Owned
AxoGen Inc	Mixing and dispensing package for a wound dressing (US Patent)	6620436 08/345,215	09/16/2003	Owned
AxoGen Inc	Aqueous gel wound dressing and package (US Patent)	WO9306802 PCT/US1992/008403	10/02/1992	Owned
AxoGen Inc	Inhalation therapy decongestant with foraminous carrier (US Patent)	6090403 09/135,104	07/18/2000	Owned
AxoGen Inc	Treating traumatic burns or blisters of the skin (US Patent)	6348212 20010055608 09/314,271	02/19/2002	Owned
AxoGen Inc	Therapeutic method for treating acne or isolated pimples and adhesive patch therefor (US Patent)	6455065 09/314,272	09/24/2002	Owned
AxoGen Inc.	Therapeutic method for treating acne or isolated pimples and adhesive patch therefor (US Patent)	WO0069405 PCT/US2000/013539	5/18/2000	Owned
AxoGen Inc	Acne patch	6495158 09/766,885	12/17/2002	Owned
AxoGen Inc	Psoriasis patch (US Patent)	6830758 20030077316 09/824,533	12/14/2004	Owned
AxoGen Inc	Hand sanitizing patch (US Patent)	61/034,862	03/07/2008	Owned
AxoGen Inc	Hand sanitizing patch (US Patent)	61/038,958	03/24/2008	Owned
AxoGen Inc	Hand sanitizing patch (US Patent)	US20110105976 12/921,253	12/20/2010	Owned
AxoGen Inc	Hand sanitizing patch (US Patent)	WO2009111040 PCT/US2009/001407	03/05/2009	Owned
AxoGen Inc	Natural hand sanitizing patch (US Patent)	61/308,820	02/26/2010	Owned
AxoGen Inc	Natural hand sanitizing patch (US Patent)	61/409,786	11/03/2010	Owned

Schedule 7.05(b)-6

Owner or Licensee of IP	Name and Type of IP (e.g., patent, TM, ©, mask work)	Registration or Application No.	Registration or Application Date	Owned or Licensed?	Anticipated Expiration Date
AxoGen Inc	Hand sanitizing patch having an integrally bonded antimicrobial (US Patent)	US20110293681 13/035,535	02/25/2011	Owned
AxoGen Inc	Hand sanitizing patch having an integrally bonded antimicrobial (US Patent)	WO2011106700 PCT/US2011/026319	02/25/2011	Owned
AxoGen Corporation	Materials and methods for nerve repair (US Patent)	60/311,870	08-13-2001	Licensed
AxoGen Corporation	Materials and Methods for Nerve Grafting (US Patent)	US20080299536 12/190,359	08/12/2008	Licensed
AxoGen Corporation	Materials and methods for nerve repair (US Patent)	US20110082482 12/966,540	12/13/2010	Licensed
AxoGen Corporation	Materials and methods for nerve grafting, selection of nerve grafts, and in vitro nerve tissue culture (US Patent)	6972168 20030040112 10/218,864	12/06/2005	Licensed
AxoGen Corporation	Materials and methods for nerve grafting, selection of nerve grafts, and in vitro nerve tissue culture (US Patent)	7732200 20040180434 10/812,776	06/08/2010	Licensed
AxoGen Corporation	Methods for nerve repair (US Patent)	7851447 20030072749 10/218,316	12/14/2010	Licensed
AxoGen Corporation	Materials and methods for nerve grafting (US Patent)	US20030077258 10/218,315	08/13/2002	Licensed
AxoGen Corporation	Materials and methods for nerve grafting (US Patent)	US20130337549 13/776,606	02/25/2013	Licensed
AxoGen Corporation	Materials and methods to promote repair of nerve tissue (US Patent)	WO03015612 PCT/US2002/025922	08/13/2002	Licensed
AxoGen Inc.	Antipruritic patch (US Patent)	60/170,041	12/10/1999	Owned
AxoGen Inc..	Antipruritic patch (US Patent)	6469227 09/569,783	10/22/2002	Owned
AxoGen Inc..	Antipruritic patch (US Patent)	WO0141745 PCT/US2000/012970	05/12/2000	Owned
AxoGen Inc.	Antipruritic patch (US Patent)	WO0141746 PCT/US2000/033498	12/11/2000	Owned

Schedule 7.05(b)-7

Schedule 7.05(c) to Term Loan Agreement

MATERIAL INTELLECTUAL PROPERTY

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)
AxoGen Corporation	US Patent 6,972,168 (UFRF)	Licensed	Patent - 8/13/2021 Agreement — UFRF License Agreement
AxoGen Corporation	US Patent 7,402,319 (UTA)	Licensed	Patent - 9/26/2023 Agreement — UFRF License Agreement
AxoGen Corporation	US Patent 7,732,200 (UFRF)	Licensed	Patent - 12/21/2022 Agreement — UFRF License Agreement
AxoGen Corporation	US Published Patent Application 20080299536 (UFRF)	Licensed	Patent Application- N/A Agreement — UFRF License Agreement
AxoGen Corporation	US Published Patent Application 20090030269 (UTA)	Licensed	Patent Application - N/A Agreement — See UTA License Agreement Below
AxoGen Corporation	Canada Patent Application 2,455,827 (UFRF)	Licensed	Patent Application- N/A Agreement — UFRF License Agreement
AxoGen Corporation	European Patent No. EP1425390 (UFRF)	Licensed	Patent - 8/12/2022 Agreement — UFRF License Agreement
AxoGen Corporation	Japanese Patent No. 4,749,667 (UFRF)	Licensed	Patent- 8/13/2022 Agreement — UFRF License Agreement
AxoGen Corporation	Mexico Patent No. 296009 (UFRF)	Licensed	Patent — 2/13/2012 Agreement — UFRF License Agreement
AxoGen Corporation	Mexico Patent No. 296020 (UFRF)	Licensed	Patent - 2/13/2012 Agreement — UFRF License Agreement
AxoGen Corporation	US Published Patent Application 20090264871 (AxoGen)	Owned	N/A
AxoGen Corporation	Canada Patent Application 2,721,945 (AxoGen)	Owned	N/A
AxoGen Corporation	European Patent Application EP2276410 (AxoGen)	Owned	N/A
AxoGen Corporation	AxoGen Nerve Regeneration - Nerve Recovery Training Video (Copyright)	Owned	N/A
AxoGen Corporation	LB-122 AVANCE 70 AG-T-1 Instructions for Use: AxoGen Product (Copyright)	Owned	N/A
AxoGen Corporation	LB-123 AxoGuard Nerve Connector Instructions for Use (Copyright)	Owned	N/A
AxoGen Corporation	LB-124 AxoGuard Nerve Protector Instructions for Use (Copyright)	Owned	N/A
AxoGen Corporation	(Canada Trademark)	Owned	N/A
AxoGen Corporation	AXOGUARD (Canada Trademark)	Owned	N/A
AxoGen Corporation	AxoGen (Canada Trademark)	Owned	N/A

Schedule 7.05(c)-1

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)
AxoGen Corporation	AVANCE NERVE GRAFT (Canada Trademark)	Owned	N/A
AxoGen Corporation	(European Trademark)	Owned	N/A
AxoGen Corporation	AVANCE NERVE GRAFT (European Trademark)	Owned	N/A
AxoGen Corporation	AXOGEN NERVE REGENERATION (Japan Trademark)	Owned	N/A
AxoGen Corporation	AVANCE NERVE GRAFT (Japan Trademark)	Owned	N/A
AxoGen Corporation	AVANCE NERVE GRAFT (Mexico Trademark)	Owned	N/A
AxoGen Corporation	AXOGEN NERVE REGENERATION (Mexico Trademark)	Owned	N/A
AxoGen Corporation	AXOGEN NERVE REGENERATION (Mexico Trademark)	Owned	N/A
AxoGen Corporation	AXOGEN NERVE REGENERATION (Mexico Trademark)	Owned	N/A
AxoGen Corporation	AXOGUARD (U.S. Trademark)	Owned	N/A
AxoGen Corporation	(U.S. Trademark)	Owned	N/A
AxoGen Corporation	AXOGEN (U.S. Trademark)	Owned	N/A
AxoGen Corporation	AXOGEN (U.S. Trademark)	Owned	N/A
AxoGen Corporation	(U.S. Trademark)	Owned	N/A
AxoGen Corporation	(U.S. Trademark)	Owned	N/A
AxoGen Corporation	AVANCE (U.S. Trademark)	Owned	N/A

Schedule 7.05(c)-2

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)
AxoGen Corporation	(U.S. Trademark)	Owned	N/A
AxoGen Corporation	License Agreement- University of Florida Research Foundation (UFRF)	N/A

The expiration date of the agreement is until the earlier of the date that no Licensed Patent remains enforceable or the payment of earned royalties ceases for more than four (4) calendar quarters on all Licensed Products and Processes.

AxoGen Corporation	License Agreement- University of Texas at Austin (UTA)	N/A	Expires on the last to expire of the Licensed Patents.

Schedule 7.05(c)-3

Schedule 7.06 to Term Loan Agreement

CERTAIN LITIGATION

None.

Schedule 7.08 to Term Loan Agreement

TAXES

None.

Schedule 7.12 to Term Loan Agreement

INFORMATION REGARDING SUBSIDIARIES

Subsidiary	Jurisdiction of Organization	Direct Equity Holder	Percentage of Subsidiary held by Direct Equity Holder
AC	Delaware	Borrower	100%

Schedule 7.13(a) to Term Loan Agreement

EXISTING INDEBTEDNESS OF BORROWER AND ITS SUBSIDIARIES

Part I

1.                                      The Company has a corporate credit card through Silicon Valley Bank that has a total credit limit of $250,000 which covers all of the company credit cards issued to employees.  The average monthly balance of this facility is approximately $150,000.

2.                                      The Company has a corporate credit card through American Express that has a total credit limit of $80,000 which covers all of the company credit cards issued to 6 employees.  The average monthly balance of this facility is approximately $35,000.

Part II

1.                                      Until the application of proceeds of the first Borrowing on the first Borrowing Date, Indebtedness pursuant to Revenue Interest Purchase Agreement, dated as of October 5, 2012, by and between AxoGen, Inc. and PDL BioPharma, Inc. (“PDL Agreement”).

Schedule 7.13(b) to Term Loan Agreement

LIENS GRANTED BY THE OBLIGORS

Part I

None.

Part II

Until the application of proceeds of the first Borrowing on the first Borrowing Date, Liens pursuant to the PDL Agreement.

Schedule 7.14 to Term Loan Agreement

MATERIAL AGREEMENTS OF OBLIGORS

1.                                      Distribution Agreement, dated August 27, 2008, by and between Cook Biotech Incorporated and AxoGen, Inc., as amended by Amendment No. 1 to Distribution Agreement, dated February 24, 2012, and Letter Agreement, dated October 10, 2014.

2.                                      Patent License Agreement, effective as of July 19, 2005, by and between the Board of Regents of the University of Texas System and AxoGen Corporation.

3.                                      Amended and Restated Standard Exclusive License Agreement with Sublicensing Terms, dated February 21, 2006, by and between the University of Florida Research Foundation, Inc., and AxoGen Corporation.

4.                                     Lease, dated February 6, 2007, by and between Wigshaw, LLC (“Original Landlord”) and AxoGen Corporation, as amended by First Amendment to Lease, dated March 14, 2012, by and between SNH Medical Office Properties Trust as successor to Original Landlord and AxoGen Corporation, Second Amendment to Lease, dated February 25, 2013, and Third Amendment to Lease, dated November 12, 2013.

5.                                      Commercial Lease, commencing on October 25, 2013, by and between Ja-Cole and AxoGen Corporation, as amended by Amendment No. 1 to Boone Business Park Commercial Lease, dated November 12, 2013, and Commercial Lease Amendment, effective as of December 10, 2013.

Schedule 7.15 to Term Loan Agreement

RESTRICTIVE AGREEMENTS

Until the application of proceeds of the first Borrowing on the first Borrowing Date, restrictions imposed by PDL Agreement.

Schedule 7.16 to Term Loan Agreement

REAL PROPERTY OWNED OR LEASED BY BORROWER OR ANY SUBSIDIARY

Address of Property	Use of Property	Owned or Leased
13631 Progress Blvd., Suite 400 Alachua, FL 32615	AxoGen Administration Office	Leased
12085 Research Drive, Suite 170 Alachua, FL 32615	AxoGen Lab	Leased
300 Boone Ave., Suite A3 Burleson, TX 76028	Burleson Distribution Center	Leased
1407 S. Kings Highway Texarkana, TX 75501	Records Storage	Leased
201 9th Avenue SW New Brighton, MN 55112	Records Storage	Leased
14024 NW US Hwy 441 Alachua, FL 32616	Equipment/Furniture Storage	Leased

Schedule 7.17 to Term Loan Agreement

PENSION MATTERS

Employee Benefit Plans

1.              Health insurance

2.              Dental

3.              Short-term disability

4.              Long-term disability

5.              Company paid life

6.              Voluntary life

7.              Flexible spending account

8.              Voluntary vision

9.              Simple IRA plan that includes a matching provision

These plans are currently provided through Cigna, P&A Group and Merrill Lynch.

Schedule 7.20 to Term Loan Agreement

SPECIAL ARRANGEMENTS RE. BORROWER’S EQUITY INTERESTS

1.                                      Common Stock Purchase Warrant, dated September 30, 2011, pursuant to which Silicon Valley Bank is entitled to purchase from AxoGen, Inc., up to 44,843 shares at a price per share of $2.23.

2.                                      Common Stock Purchase Warrant, dated September 30, 2011, pursuant to which MidCap Financial SBIC, LP, is entitled to purchase from AxoGen, Inc., up to 44,843 shares at a price per share of $2.23.

3.                                      Issuance of Common Stock in connection with payment of outstanding balance under PDL Agreement upon closing.

Schedule 9.05 to Term Loan Agreement

EXISTING INVESTMENTS

None.

Schedule 9.10 to Term Loan Agreement

TRANSACTIONS WITH AFFILIATES

None.

Schedule 9.14 to Term Loan Agreement

PERMITTED SALES AND LEASEBACKS

None.

S-1

Exhibit A
to Term Loan Agreement

FORM OF GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of [DATE] by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a                  [corporation][limited liability company] (the “Additional Subsidiary Guarantor”), under that certain Term Loan Agreement, dated as of November 12, 2014 (as amended, restated, supplemented or otherwise modified, renewed, refinanced or replaced, the “Loan Agreement”), among AxoGen, Inc., a Minnesota corporation (“Borrower”), the Subsidiary Guarantors party thereto, the lenders party thereto and Three Peaks Capital S.a.r.l., a Luxembourg company (“Three Peaks”), as administrative agent  and collateral agent for the lenders (in such capacity, together with its successors and assigns, “Administrative Agent”).

Pursuant to Section 8.12(a) of the Loan Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” for all purposes of the Loan Agreement, and a “Grantor” for all purposes of the Security Agreement.  Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to the Lenders and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 13.01 of the Loan Agreement) in the same manner and to the same extent as is provided in Section 13 of the Loan Agreement. In addition, as of the date hereof, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 7.01, 7.02, 7.03, 7.05(a), 7.06, 7.07, 7.08 and 7.18 of the Loan Agreement, and in Section 2 of the Security Agreement, with respect to itself and its obligations under this Agreement and the other Loan Documents, as if each reference in such Sections to the Loan Documents included reference to this Agreement, such representations and warranties to be made as of the date hereof.

The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 8.12(a) of the Loan Agreement to the Lenders.

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL SUBSIDIARY GUARANTOR]

By
Name:
Title:

Exhibit A-1

Exhibit B
to Term Loan Agreement

FORM OF NOTICE OF BORROWING

Date :             [                    ]

To:                             Three Peaks Capital S.a.r.l., as Administrative Agent

c/o Oberland Capital
1700 Broadway, 29th Floor
New York, NY 10019
Attn:                    [                    ]
Fax:                       (212) 257-5851

Re:  Borrowing under Term Loan Agreement

Ladies and Gentlemen:

The undersigned, AxoGen, Inc., a Minnesota corporation (“Borrower”), refers to the Term Loan Agreement, dated as of November 12, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and Three Peaks Capital S.a.r.l., a Luxembourg company (“Three Peaks”), as administrative agent  and collateral agent for the Lenders (in such capacity, together with its successors and assigns, “Administrative Agent”).  The terms defined in the Loan Agreement are herein used as therein defined.

Borrower hereby gives you notice irrevocably, pursuant to Section 2.02 of the Loan Agreement, of the borrowing of the Loan specified herein:

1.                                      The proposed Borrowing Date is [                    ].

2.                                      The amount of the proposed Borrowing is $[                    ].

3.                                      The payment instructions with respect to the funds to be made available to Borrower are as follows:

Bank name:	[ ]
Bank Address:	[ ]
Routing Number:	[ ]
Account Number:	[ ]
Swift Code:	[ ]

Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing of the Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

a)                                     the representations and warranties made by Borrower in Section 7 of the Loan

Exhibit B-1

Agreement shall be true on and as of the Borrowing Date and immediately after giving effect to the application of the proceeds of the Borrowing with the same force and effect as if made on and as of such date except that the representation regarding representations and warranties that refer to a specific earlier date shall be that they were true on such earlier date;

b)                                     on and as of the Borrowing Date, there shall have occurred no Material Adverse Change since December 31, 2013; and

c)                                      no Default exists or would result from such proposed borrowing.

Exhibit B-2

IN WITNESS WHEREOF, Borrower has caused this Notice of Borrowing to be duly executed and delivered as of the day and year first above written.

BORROWER:

AXOGEN, INC.

By
Name:
Title:

Exhibit B-3

Exhibit C
to Term Loan Agreement

FORM OF TERM LOAN NOTE

U.S. $[ ]	[DATE]

FOR VALUE RECEIVED, the undersigned, AxoGen, Inc., a Minnesota corporation (“Borrower”), hereby promises to pay to Three Peaks Capital S.a.r.l. or its assigns (the “Lender”) at the Lender’s principal office in [                    ], in immediately available funds, the aggregate principal sum set forth above, or, if less, the aggregate unpaid principal amount of all Loans made by the Lender pursuant to Section 2.01 of the Term Loan Agreement, dated as of November 12, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto and Three Peaks Capital S.a.r.l., a Luxembourg company (“Three Peaks”), as administrative agent  and collateral agent for the lenders (in such capacity, together with its successors and assigns, “Administrative Agent”), on the date or dates specified in the Loan Agreement, together with interest on the principal amount of such Loans from time to time outstanding thereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.

This Note is a Note issued pursuant to the terms of Section 2.03 of the Loan Agreement, and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.

Borrower hereby waives demand, presentment, protest or notice of any kind hereunder, other than notices provided for in the Loan Documents.  The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in such particular or any subsequent instance.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT.

AXOGEN, INC.

By
Name:
Title:

Exhibit C

Exhibit D
to Term Loan Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

Reference is made to the Term Loan Agreement, dated as of November 12, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among AxoGen, Inc., a Minnesota corporation (“Borrower”), the Subsidiary Guarantors party thereto, the lenders party thereto and Three Peaks Capital S.a.r.l., a Luxembourg company (“Three Peaks”), as administrative agent  and collateral agent for the lenders (in such capacity, together with its successors and assigns, “Administrative Agent”).  [                                            ] (the “Foreign Lender”) is providing this certificate pursuant to Section 5.01(e)(ii)(B) of the Loan Agreement.  The Foreign Lender hereby represents and warrants that:

1.                                      The Foreign Lender is the sole record owner of the Loans as well as any obligations evidenced by any Note(s) in respect of which it is providing this certificate;

2.                                      The Foreign Lender’s direct or indirect partners/members are the sole beneficial owners of the Loans as well as any obligations evidenced by any Note(s) in respect of which it is providing this certificate;

3.                                      Neither the Foreign Lender nor its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).  In this regard, the Foreign Lender further represents and warrants that:

(a)                                 neither the Foreign Lender nor its direct or indirect partners/members is subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b)                                 neither the Foreign Lender nor its direct or indirect partners/members has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3.                                      Neither the Foreign Lender nor its direct or indirect partners/members is a 10-percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

4.                                      Neither the Foreign Lender nor its direct or indirect partners/members is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

[Signature follows]

Exhibit D-1

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. LENDER]

By
Name:
Title:

Date:

Exhibit D-2

Exhibit E
to Term Loan Agreement

FORM OF COMPLIANCE CERTIFICATE

[DATE]

This certificate is delivered pursuant to Section 8.01(c) of, and in connection with the consummation of the transactions contemplated in, the Term Loan Agreement, dated as of November 12, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among AxoGen, Inc., a Minnesota corporation (“Borrower”), the Subsidiary Guarantors party thereto, the lenders party thereto and Three Peaks Capital S.a.r.l., a Luxembourg company (“Three Peaks”), as administrative agent  and collateral agent for the lenders (in such capacity, together with its successors and assigns, “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.

The undersigned, a duly authorized Responsible Officer of Borrower having the name and title set forth below under his signature, hereby certifies, on behalf of Borrower for the benefit of the Secured Parties and pursuant to Section 8.01(c) of the Loan Agreement that such Responsible Officer of Borrower is familiar with the Loan Agreement and that, in accordance with each of the following sections of the Loan Agreement, each of the following is true on the date hereof, both before and after giving effect to any Loan to be made on or before the date hereof:

In accordance with Section 8.01[(a)/(b)] of the Loan Agreement, attached hereto as Annex A are the financial statements for the [fiscal quarter/fiscal year] ended [                    ] required to be delivered pursuant to Section 8.01[(a)/(b)] of the Loan Agreement.  Such financial statements fairly present in all material respects the consolidated financial position, results of operations and cash flow of Borrower and its Subsidiaries as at the dates indicated therein and for the periods indicated therein in accordance with GAAP [(subject to the absence of footnote disclosure and normal year-end audit adjustments)](1)

Attached hereto as Annex B are the calculations used to determine compliance with each financial covenant contained in Section 10 of the Loan Agreement.

No Default or Event of Default is continuing as of the date hereof[, except as provided for on Annex C attached hereto, with respect to each of which Borrower proposes to take the actions set forth on Annex C].

The representations and warranties made by Borrower in Section 7 of the Loan Agreement are true on and as of the date hereof, with the same force and effect as if made on and as of the date hereof (except that the representation regarding representations and warranties that refer to a specific earlier date shall be that they were true on such earlier date)[, except as provided for on Annex D attached hereto, with respect to each of which Borrower proposes to

(1)  Insert language in brackets only for quarterly certifications.

Exhibit E-1

take the actions set forth on Annex D].

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

AXOGEN, INC.

By
Name:
Title:

Exhibit E-2

Annex A to Compliance Certificate

FINANCIAL STATEMENTS

[see attached]

Exhibit E-3

Annex B to Compliance Certificate

CALCULATIONS OF FINANCIAL COVENANT COMPLIANCE

I.	Section 10.01: Minimum Net Revenue Tested on Fiscal Quarter Ending March 31, 2015
A.	Net Revenues during the six month period ending March 31, 2015	$
B.	Minimum Net Revenue for such six month period	$[***]
	Is line I.A equal to or greater than line I.B?	[Yes: In compliance] [ No: Not incompliance]
II.	Section 10.01: Minimum Net Revenue Tested on Fiscal Quarter Ending June 30, 2015
A.	Net Revenues during the six month period ending June 30, 2015	$
B.	Minimum Net Revenue for such six month period	$[***]
	Is line II.A equal to or greater than line II.B?	[Yes: In compliance] [ No: Not incompliance]
III.	Section 10.01: Minimum Net Revenue Tested on Fiscal Quarter Ending September 30, 2015
A.	Net Revenues during the six month period ending September 30, 2015	$
B.	Minimum Net Revenue for such six month period	$[***]
	Is line III.A equal to or greater than line III.B?	[Yes: In compliance] [ No: Not incompliance]
IV.	Section 10.01: Minimum Net Revenue Tested on Fiscal Quarter Ending December 31, 2015
A.	Net Revenues during the six month period ending December 31, 2015	$
B.	Minimum Net Revenue for such six month period	$[***]
	Is line IV.A equal to or greater than line IV.B?	[Yes: In compliance] [ No: Not incompliance]
V.	Section 10.01: Minimum Net Revenue Tested on Fiscal Quarter Ending March 31, 2016
A.	Net Revenues during the six month period ending March 31, 2016	$
B.	Minimum Net Revenue for such six month period	$[***]
	Is line V.A equal to or greater than line V.B?	[Yes: In compliance] [ No: Not incompliance]
VI.	Section 10.01: Minimum Net Revenue Tested on Fiscal Quarter Ending June 30, 2016

Exhibit E-4

A.	Net Revenues during the six month period ending June 30, 2016	$
B.	Minimum Net Revenue for such six month period	$[***]
	Is line VI.A equal to or greater than line VI.B?	[Yes: In compliance] [ No: Not incompliance]
VII.	Section 10.01: Minimum Net Revenue Tested on Fiscal Quarter Ending September 30, 2016
A.	Net Revenues during the six month period ending September 30, 2016	$
B.	Minimum Net Revenue for such six month period	$[***]
	Is line VII.A equal to or greater than line VII.B?	[Yes: In compliance] [ No: Not incompliance]
VIII.	Section 10.01: Minimum Net Revenue Tested on Fiscal Quarter Ending December 31, 2016
A.	Net Revenues during the six month period ending December 31, 2016	$
B.	Minimum Net Revenue for such six month period	$[***]
	Is line VIII.A equal to or greater than line VIII.B?	[Yes: In compliance] [ No: Not incompliance]
IX.	Section 10.01: Minimum Net Revenue Tested on Fiscal Quarter Ending March 31, 2017
A.	Net Revenues during the six month period ending March 31, 2017	$
B.	Minimum Net Revenue for such six month period	$[***]
	Is line IX.A equal to or greater than line IX.B?	[Yes: In compliance] [ No: Not incompliance]
X.	Section 10.01: Minimum Net Revenue Tested on Each Fiscal Quarter Ending on or After June 30, 2017
A.	Net Revenues during the six month period ending [June 30, 2017]	$
B.	Minimum Net Revenue for such six month period	$[***]
	Is line X.A equal to or greater than line X.B?	[Yes: In compliance] [ No: Not incompliance]

Exhibit E-5

Exhibit F-1
to Term Loan Agreement

LANDLORD’S SUBORDINATION AND WAIVER OF LIEN

THIS SUBORDINATION AND WAIVER OF LIEN (this “Agreement”) is dated November 12, 2014 by and among [INSERT NAME OF LANDLORD] (“Landlord”), Axogen Corporation (“Tenant”), and Three Peaks Capital S.a.r.l., a Luxembourg company (“Three Peaks”), as administrative agent  and collateral agent for the lenders (in such capacity, together with its successors and assigns, “Agent”).

R E C I T A L:

Landlord and Tenant have heretofore entered into that certain lease (hereinafter the “Lease”) with respect to certain premises (hereinafter the “Premises”) located at [INSERT ADDRESS OF PREMISES].  Tenant has entered into a term loan agreement and a security agreement (collectively, the “Agreements”), each dated as of November 12, 2014, with AxoGen, Inc., a Minnesota corporation, certain subsidiary guarantors and certain lenders (the “Lenders”), under which Agent and Lenders (collectively, “Secured Parties”) have been granted a lien on all of Tenant’s personal property, including without limitation inventory, equipment and fixtures located on the Premises (the “Collateral”).  In connection with Secured Parties’ lien on the Collateral, Secured Parties have requested Landlord to subordinate any lien it may have thereto and waive any lien it may have with respect to certain Collateral.

IN CONSIDERATION of the foregoing, the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.                                      Subject to the terms and conditions hereof, Landlord hereby (i) subordinates its lien in and to all Collateral to the lien of Secured Parties and (ii) waives its lien in and to any Collateral that constitutes general intangibles (including, without limitation, intellectual property) and/or the books and records of the Company, together with any products or proceeds thereof (collectively, the “Specified Collateral”); provided, however, that this subordination and waiver shall not prevent Landlord from exercising any right or remedy against Tenant to which Landlord may be entitled under the terms of the Lease or as may be provided by applicable law, nor shall it prevent Landlord from exercising its lien on any Collateral of the Tenant (other than the Specified Collateral) except as expressly set forth herein.  Landlord shall not seize or take possession or control of any property of Tenant, including the Collateral, prior to the Termination Date (as defined in paragraph 2) without the prior written consent of Agent, which consent shall not be unreasonably conditioned, delayed or withheld; provided, that Agent’s failure to provide a response to any request for such a consent within a ten (10) business day period following Landlord’s request shall be deemed an unreasonable delay for the purposes of the foregoing provision and, upon the occurrence of same, the last sentence of this paragraph 1 shall be automatically deleted and of no further force or effect.

2.                                      The subordination and waiver of liens provided for herein shall be effective from the date hereof until such time as Tenant’s obligations to Secured Parties secured by the Collateral have been paid in full in cash (the “Termination Date”), at which time Landlord’s

Exhibit F-1-1

subordination and waiver, as applicable, of its lien shall terminate and be of no further effect.  Agent agrees to notify Landlord immediately in writing when the Termination Date has occurred.

3.                                      The Collateral may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real estate and shall at all times be considered personal property.  Agent, on behalf of the Secured Parties, acknowledges that Secured Parties’ rights under paragraph 6 are derivative of Tenant’s and shall apply only to the extent that the term of the Lease shall be in effect.

4.                                      All notices hereunder shall be in writing and delivered by hand or mailed by certified or registered mail, return receipt requested, or a nationally recognized courier service that provides a receipt for delivery such as Federal Express, United Parcel Service or U.S. Postal Service Express Mail and shall be effective on the date delivered (or the first date such delivery is attempted and refused) in writing to the party to which such notice is required or permitted to be given hereunder, addressed as follows:

If to Landlord:	[INSERT NAME OF LANDLORD]
[INSERT ADDRESS]
	Attention:	[ ]
	Facsimile:	[ ]

If to Tenant:	Axogen Corporation
13859 Progress Blvd.
Alachua, FL 32615
Attention: Karen Zaderej
Facsimile: (386) 462-6803

If to Agent:	Three Peaks Capital S.a.r.l.
c/o Oberland Capital
1700 Broadway, 29th Floor
New York, NY 10019
	Attn:	[ ]
	Fax:	(212) 257-5851

Landlord agrees to give prior notice to Agent in writing, by certified mail or facsimile, of Landlord’s intent to exercise its remedies in response to any default by Tenant under any of the provisions of the Lease.

5.                                      Agent agrees to notify Landlord not less than one business day’s prior notice of the exercise any of its rights under paragraph 6.

6.                                      After default by Tenant under Tenant’s loan documents, and notwithstanding any default by Tenant then existing under the Lease or the termination of the Lease by Landlord, Tenant and Landlord agree to permit Secured Parties reasonable access to the Premises in order to remove the Collateral; provided, however, that the period of occupation by Secured Parties for the foregoing purposes shall not exceed 30 days.  In order to avail themselves of such right of

Exhibit F-1-2

entry pursuant to this Agreement, Agent shall provide written notice to Landlord of Secured Parties’ intent to remove and take possession of the Collateral in accordance with this paragraph 6, which notice shall contain Secured Parties’ reasonable estimate of the actual number of days that they expect to use or occupy any portion of the Premises for the foregoing purposes (the “Estimated Occupancy Period”) and which notice, must be given prior to the effective termination or expiration date of the Lease.  Prior to availing themselves of such right of entry pursuant to this Agreement, Secured Parties shall pay to Landlord in advance Annual Gross Rent and any Additional Rent (as defined in the Lease and hereinafter, “Rent”) for the Estimated Occupancy Period, at a per diem rate based upon a thirty (30) day month.  In the event that Secured Parties use or occupy any portion of the Premises for a period exceeding the Estimated Occupancy Period, Secured Parties shall pay to Landlord promptly upon request therefor Rent for such excess period.  However, in the event Secured Parties use or occupy any portion of the Premises for a period less than the Estimated Occupancy Period, Landlord shall promptly refund to Agent, for the account of the Secured Parties, an amount equal to the difference between the Rent actually paid by Secured Parties in advance for the Estimated Occupancy Period and the per diem Rent payable for each day Secured Parties actually used or occupied any portion of the Premises.  Notwithstanding the foregoing, the Secured Parties shall not be required to pay Rent for any period in which Secured Parties actually occupy the Premises to the extent the Land lord has been otherwise paid the Rent due for such Period.  If Secured Parties or any agent of Secured Parties shall remove any of the Collateral from the Premises, Secured Parties shall restore the Premises to the condition existing prior to such removal and repair any damage to the Premises resulting from such removal.

7.                                      Landlord agrees that (i) Secured Parties shall not be deemed to have assumed any obligations of Tenant under the Lease merely by exercising the rights granted hereunder and (ii) Secured Parties shall have no obligation to remove any of the Collateral.

8.                                      Tenant and Agent, on behalf of Secured Parties, hereby jointly and severally agree to indemnify Landlord and its agents and hold them harmless from and against any loss, cost, damage, claim, liability or expense Landlord or any agent may incur due to or arising out of any access to the Premises or Collateral by Secured Parties or any agent of Secured Parties.

9.                                      This Agreement shall be binding upon and shall inure to the benefit of the successors to the interests of the parties in and to the Premises, the Lease and the Collateral.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit F-1-3

IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Agreement as of the day and year first above written.

LANDLORD:
[INSERT NAME OF LANDLORD]

By
Name:
Title:

AGENT:
THREE PEAKS CAPITAL S.A.R.L.

By

Acknowledged and Agreed:
TENANT:

AXOGEN CORPORATION

By
Name:
Title:

Exhibit F-1-4

Exhibit F-2
to Term Loan Agreement

LANDLORD’S SUBORDINATION AND WAIVER OF LIEN

THIS SUBORDINATION AND WAIVER OF LIEN (this “Agreement”) is dated November 12, 2014 by and among JA_COLE (“Landlord”), AxoGen Corporation (“Tenant”), and Three Peaks Capital S.a.r.l., a Luxembourg company (“Three Peaks”), as administrative agent  and collateral agent for the lenders (in such capacity, together with its successors and assigns, “Agent”).

R E C I T A L:

Landlord and Tenant have heretofore entered into that certain lease (hereinafter the “Lease”) with respect to certain premises (hereinafter the “Premises”) located at 300 Boone Rd., Burleson, Texas 76028.  Tenant has entered into a term loan agreement and a security agreement (collectively, the “Agreements”), each dated as of November 12, 2014, with AxoGen, Inc., a Minnesota corporation, certain subsidiary guarantors and certain lenders (the “Lenders”), under which Agent and Lenders (collectively, “Secured Parties”) have been granted a lien on all of Tenant’s personal property, including without limitation inventory, equipment and fixtures located on the Premises (the “Collateral”).  In connection with Secured Parties’ lien on the Collateral, Secured Parties have requested Landlord to subordinate any lien it may have thereto and waive any lien it may have with respect to certain Collateral.

IN CONSIDERATION of the foregoing, the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.                                      Subject to the terms and conditions hereof, Landlord hereby (i) subordinates its lien in and to all Collateral to the lien of Secured Parties and (ii) waives its lien in and to any Collateral that constitutes general intangibles (including, without limitation, intellectual property) and/or the books and records of the Company, together with any products or proceeds thereof (collectively, the “Specified Collateral”); provided, however, that this subordination and waiver shall not prevent Landlord from exercising any right or remedy against Tenant to which Landlord may be entitled under the terms of the Lease or as may be provided by applicable law, nor shall it prevent Landlord from exercising its lien on any Collateral of the Tenant (other than the Specified Collateral) except as expressly set forth herein.  Landlord shall not seize or take possession or control of any property of Tenant, including the Collateral, prior to the Termination Date (as defined in paragraph 2) without the prior written consent of Agent, which consent shall not be unreasonably conditioned, delayed or withheld; provided, that Agent’s failure to provide a response to any request for such a consent within a ten (10) business day period following Landlord’s request shall be deemed an unreasonable delay for the purposes of the foregoing provision and, upon the occurrence of same, the last sentence of this paragraph 1 shall be automatically deleted and of no further force or effect.

2.                                      The subordination and waiver of liens provided for herein shall be effective from the date hereof until such time as Tenant’s obligations to Secured Parties secured by the Collateral have been paid in full in cash (the “Termination Date”), at which time Landlord’s

Exhibit F-2-1

subordination and waiver, as applicable, of its lien shall terminate and be of no further effect.  Agent agrees to notify Landlord immediately in writing when the Termination Date has occurred.

3.                                      The Collateral may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real estate and shall at all times be considered personal property.  Agent, on behalf of the Secured Parties, acknowledges that Secured Parties’ rights under paragraph 6 are derivative of Tenant’s and shall apply only to the extent that the term of the Lease shall be in effect.

4.                                      All notices hereunder shall be in writing and delivered by hand or mailed by certified or registered mail, return receipt requested, or a nationally recognized courier service that provides a receipt for delivery such as Federal Express, United Parcel Service or U.S. Postal Service Express Mail and shall be effective on the date delivered (or the first date such delivery is attempted and refused) in writing to the party to which such notice is required or permitted to be given hereunder, addressed as follows:

If to Landlord	JA-COLE
PO Box 1088,
Burleson, TX 76097
Attention:	[ ]
Facsimile:	[ ]

If to Tenant:	Axogen Corporation
13859 Progress Blvd.
Alachua, FL 32615
Attention: Karen Zaderej
Facsimile: (386) 462-6803

If to Agent:	Three Peaks Capital S.a.r.l.
c/o Oberland Capital
1700 Broadway
29th Floor
New York, NY 10019
Attn: Andrew Rubinstein
Fax: 212-257-5851

Landlord agrees to give prior notice to Agent in writing, by certified mail or facsimile, of Landlord’s intent to exercise its remedies in response to any default by Tenant under any of the provisions of the Lease.

5.                                      Agent agrees to notify Landlord not less than one business day’s prior notice of the exercise any of its rights under paragraph 6.

6.                                      After default by Tenant under Tenant’s loan documents, and notwithstanding any default by Tenant then existing under the Lease or the termination of the Lease by Landlord, Tenant and Landlord agree to permit Secured Parties reasonable access to the Premises in order

Exhibit F-2-2

to remove the Collateral; provided, however, that the period of occupation by Secured Parties for the foregoing purposes shall not exceed 30 days.  In order to avail themselves of such right of entry pursuant to this Agreement, Agent shall provide written notice to Landlord of Secured Parties’ intent to remove and take possession of the Collateral in accordance with this paragraph 6, which notice shall contain Secured Parties’ reasonable estimate of the actual number of days that they expect to use or occupy any portion of the Premises for the foregoing purposes (the “Estimated Occupancy Period”) and which notice, must be given prior to the effective termination or expiration date of the Lease.  Prior to availing themselves of such right of entry pursuant to this Agreement, Secured Parties shall pay to Landlord in advance Annual Gross Rent and any Additional Rent (as defined in the Lease and hereinafter, “Rent”) for the Estimated Occupancy Period, at a per diem rate based upon a thirty (30) day month.  In the event that Secured Parties use or occupy any portion of the Premises for a period exceeding the Estimated Occupancy Period, Secured Parties shall pay to Landlord promptly upon request therefor Rent for such excess period.  However, in the event Secured Parties use or occupy any portion of the Premises for a period less than the Estimated Occupancy Period, Landlord shall promptly refund to Agent, for the account of the Secured Parties, an amount equal to the difference between the Rent actually paid by Secured Parties in advance for the Estimated Occupancy Period and the per diem Rent payable for each day Secured Parties actually used or occupied any portion of the Premises.  Notwithstanding the foregoing, the Secured Parties shall not be required to pay Rent for any period in which Secured Parties actually occupy the Premises to the extent the Land lord has been otherwise paid the Rent due for such Period.  If Secured Parties or any agent of Secured Parties shall remove any of the Collateral from the Premises, Secured Parties shall restore the Premises to the condition existing prior to such removal and repair any damage to the Premises resulting from such removal.

7.                                      Landlord agrees that (i) Secured Parties shall not be deemed to have assumed any obligations of Tenant under the Lease merely by exercising the rights granted hereunder and (ii) Secured Parties shall have no obligation to remove any of the Collateral.

8.                                      Tenant and Agent, on behalf of Secured Parties, hereby jointly and severally agree to indemnify Landlord and its agents and hold them harmless from and against any loss, cost, damage, claim, liability or expense Landlord or any agent may incur due to or arising out of any access to the Premises or Collateral by Secured Parties or any agent of Secured Parties.

9.                                      This Agreement shall be binding upon and shall inure to the benefit of the successors to the interests of the parties in and to the Premises, the Lease and the Collateral.

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Exhibit F-2-3

IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Agreement as of the day and year first above written.

LANDLORD:
JA-COLE

By
Name:
Title:

AGENT:
THREE PEAKS CAPITAL S.A.R.L.

By
Andrew Rubinstein
Manager

Acknowledged and Agreed:
TENANT:
AXOGEN CORPORATION

By
Name:
Title:

Exhibit F-2-4

Exhibit G
to Term Loan Agreement

FORM OF AGREEMENT

This Non-Disclosure Agreement (“Agreement”) is entered into this            day of                    , 20     (“Effective Date”), by and between AxoGen, Inc., a Minnesota corporation (“Disclosing Party”) and Three Peaks Capital S.a.r.l., a Luxembourg company (“Receiving Party”).

In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.                                      Confidential Information

1.1                               “Confidential Information” means any proprietary information of or about Disclosing Party that is received by Receiving Party which relates to Disclosing Party’s business and business partners (including without limitation, business plans, financial data, customer and consumer information, personal information, and marketing plans), technology (including without limitation, technical drawings, designs, schematics, algorithms, technical data, product plans, research plans, and software), products, services, trade secrets, know-how, formulas, processes, ideas, and inventions (whether or not patentable), or which should be reasonably understood by Receiving Party as the confidential or proprietary information of Disclosing Party.

1.2                               Notwithstanding anything to the contrary herein, the existence or subject matter of this Agreement, including the fact that Receiving Party has received Confidential Information about Disclosing Party, will be deemed to be Confidential Information.

1.3                               Confidential Information will not include any information that Receiving Party can document: (i) is or becomes generally known to the public without fault of Receiving Party; (ii) was in its possession without any obligation of confidentiality prior to receipt pursuant to this Agreement; or (iii) is rightfully obtained by Receiving Party from a third party, provided that such third party is not known by Receiving Party to be bound by any obligation of confidentiality to Disclosing Party.

2.                                      Nondisclosure Obligations

2.1                               Receiving Party shall hold Confidential Information in the strictest confidence at all times in perpetuity and may not use or disclose Confidential Information without the prior written consent of Disclosing Party, which consent may be granted or refused at Disclosing Party’s sole discretion.  Receiving Party shall take all reasonable measures to protect Confidential Information from becoming known to the public or falling into the possession of persons other than those persons authorized to have any such Confidential Information, which measures shall include the highest degree of care that Receiving Party uses to protect its own information of a similar nature, but in no event less than a reasonable degree of care.  Receiving Party may only disclose Confidential Information to its employees who have a legitimate “need to know,” have been advised of the obligations of confidentiality under this Agreement and are bound in writing to obligations of confidentiality no less stringent than those set out in this

Exhibit G-1

Agreement.  Receiving Party will be liable for any breach of this Agreement by its employees.

2.2                               Nothing in this Agreement will prohibit Receiving Party from disclosing Confidential Information if legally required to do so by judicial or governmental order or in a judicial or governmental proceeding (“Required Disclosure”); provided that Receiving Party shall: (i) give Disclosing Party prompt notice of such Required Disclosure prior to disclosure; (ii) cooperate with Disclosing Party in the event that it elects to contest such disclosure or seek a protective order with respect thereto; and (iii) in any event only disclose the exact Confidential Information, or portion thereof, specifically requested by the Required Disclosure.

2.3                               Receiving Party acknowledges that it may from time to time be in possession of material non-public information of Disclosing Party and agrees that it will comply with the restrictions imposed by United States securities laws and any other applicable laws regarding the purchase or sale of securities by any person who has received material, non-public information, directly or indirectly, from the issuer of such securities, and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

3.                                      General Provisions

3.1                               All Confidential Information is and will remain the property of Disclosing Party.  Nothing contained in this Agreement will be construed as granting or conferring any rights by license or otherwise, either express, implied or by estoppel, to any Confidential Information, or under any patent, copyright, trademark, trade secret or other intellectual property right or any other right of Disclosing Party.  Receiving Party may not copy, alter, modify, reverse engineer, or attempt to derive the composition or underlying information, structure or ideas of any Confidential Information and may not remove, overprint, deface or change any notice of confidentiality, copyright, trademark, logo, legend or other notices of ownership or other rights from any originals or copies of any Confidential Information.

3.2                               ALL CONFIDENTIAL INFORMATION FURNISHED UNDER THIS AGREEMENT IS PROVIDED BY DISCLOSING PARTY “AS IS”, AND “WITH ALL FAULTS.”  DISCLOSING PARTY DOES NOT MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE ACCURACY, COMPLETENESS, PERFORMANCE, MERCHANTABILITY, FITNESS FOR USE OR NONINFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS, OR ANY RIGHT OF PRIVACY, ANY RIGHTS OF THIRD PERSONS OR OTHER ATTRIBUTES OF ITS CONFIDENTIAL INFORMATION.

3.3                               This Agreement will continue from the Effective Date for a period of one (1) year unless terminated by either party for any reason by giving thirty (30) days written notice to the other party.  Receiving Party’s obligations under Section 2 and the provisions of Section 3 will survive any termination or expiration of this Agreement.  Immediately upon: (i) written request by Disclosing Party at any time; or (ii) upon the expiration or termination of this Agreement, Receiving Party shall cease all use of and return to Disclosing Party all copies or extracts of Confidential Information, in any medium, or certify, in writing by an authorized officer of Receiving Party, the destruction of the same to Disclosing Party.

Exhibit G-2

3.4                               Receiving Party must not assign or transfer this Agreement or any of its rights hereunder or delegate any of its obligations hereunder (whether by merger, acquisition, or operation of law) without the prior written consent of Disclosing Party, which consent may be granted or refused at Disclosing Party’s sole discretion.  No permitted assignment will relieve Receiving Party of its obligations hereunder with respect to Confidential Information received by it prior to such assignment.  Any assignment in violation of this Section will be void.  Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon the parties, their permitted successors and permitted assigns.

3.5                               Nothing in this Agreement will be construed to require Disclosing Party to disclose any Confidential Information to Receiving Party or to negotiate or enter into any business transaction with Receiving Party.

3.6                               The parties are independent contractors.  Nothing in this Agreement or in the activities contemplated by the parties hereunder will be deemed to create an agency, partnership, employment or joint venture relationship between the parties.  Neither party’s officers, employees, agents or contractors will be deemed officers, employees, agents or contractors of the other party for any purpose.  Each party will be deemed to be acting solely on its own behalf and has no authority to incur obligations or perform any acts or make any statements on behalf of the other party.  Neither party will represent to any person or permit any person to act upon the belief that it has any such authority from the other party.

3.7                               Any notice under this Agreement must be in writing and will be effective only if it is delivered by hand or mailed, certified or registered mail, postage prepaid, return receipt requested, addressed to the appropriate party at its address set forth on the first page of this Agreement.  Any such notice will be effective only upon actual receipt by the party to be notified.

3.8                               This Agreement will be construed and governed by the laws of the state of Delaware, without giving effect to its conflicts of law principles.  The parties hereby submit to the personal jurisdiction of, and agree that any legal proceeding with respect to or arising under this Agreement will be brought solely in, the state courts of the state of Delaware or the United States District Court for the District of Delaware, if such court has subject matter jurisdiction.  Notwithstanding the foregoing, either party will at all times have the right to commence proceedings in any other court of its choice with the appropriate jurisdiction for interim injunctive relief.  If any legal action or proceeding is commenced in connection with any dispute arising under, relating to or otherwise concerning this Agreement, the prevailing party, as determined by the court, will be entitled to recover its attorneys’ and experts’ fees and all costs and necessary disbursements actually incurred in connection with such action or proceeding.

3.9                               Receiving Party acknowledges and agrees that due to the unique nature of Disclosing Party’s Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow Receiving Party or third parties to unfairly compete with Disclosing Party resulting in irreparable harm to Disclosing Party and, therefore, that upon any such breach or any threat of breach, Disclosing Party will be entitled to appropriate equitable relief in addition to whatever remedies it might have at law.  Further, Receiving Party agrees to waive any requirement for posting of a bond or other security

Exhibit G-3

in connection with the foregoing.  Receiving Party will notify Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach of which it is aware.

3.10                        Receiving Party agrees to comply with the U.S. Foreign Corrupt Practices Act (regarding among other things, payments to government officials) and all export laws, restrictions, national security controls and regulations of the United States or other applicable foreign agency or authority.  Receiving Party may only export or re-export, or allow the export or re-export of any Confidential Information or any direct product thereof: (i) in compliance with any such restrictions, laws or regulations; (ii) with all required licenses and proper authorizations; and (iii) with the prior written authorization of Disclosing Party.

3.11                        This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understanding and agreements between and among them respecting the subject matter hereof.  It may not be modified except by a written agreement signed by both parties.  No delay, failure or waiver of either party’s exercise or partial exercise of any right or remedy under this Agreement will operate to limit, impair, preclude, cancel, waive or otherwise affect such right or remedy.  No waiver of any provision of this Agreement will constitute a waiver of any other provision(s) or of the same provision on another occasion.  If any court of competent jurisdiction holds any provision of this Agreement to be illegal, invalid or unenforceable, the remaining provisions will remain in full force and effect.  More than one counterpart of this Agreement may be executed by the parties hereto, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

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Exhibit G-4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives effective as of the Effective Date.

AXOGEN, INC.	THREE PEAKS CAPITAL S.A.R.L.

By:	By:
Name:		Andrew Rubinstein
Title:		Manager
Date:		November , 2014

Exhibit G-5